Execution version

JOINT VENTURE AGREEMENT
dated
November 11, 2023
by
OLAYAN FINANCING COMPANY
Shareholder
and
LANZATECH, INC
Shareholder

relating to

the establishment and business of a joint venture company in the Kingdom of Saudi Arabia

Baker & McKenzie LLP 100 New Bridge Street London EC4V 6JA United Kingdom www.bakermckenzie.com

Table of contents
2.    Conditions    14
3.    Pre-completion obligations    16
4.    Completion    19
5.    Business of the Company    20
6.    Business Strategies    20
7.    Shareholder Services    24
8.    Directors and management    26
9.    Reserved Matters    28
10.    Deadlock    29
11.    Conflicts of interest    29
12.    Accounts and Information    30
13.    Business Plan and Budget    31
14.    Distributions    33
15.    Financing    34
16.    Issue of Securities    35
17.    Disposals of Securities    35
18.    Permitted Transferees    36
19.    Pre-emption rights    37
20.    Events of Default    37
21.    Company covenants    39
22.    Shareholder covenants    39
23.    Warranties    40
24.    Term and termination    40
25.    Confidentiality and announcements    41
26.    Anti-Corruption; Anti-Money Laundering; Sanctions    43
27.    Tax matters    44
28.    Conflict with the Articles    46
29.    Remedies    46
30.    No partnership or agency    46

31.    Counterparts    46
32.    Further assurances    47
33.    Variation, waiver and consent    47
34.    Entire agreement    47
35.    Notices    47
36.    Costs    48
37.    Third party rights    48
38.    Time not of the essence    49
39.    Severability    49
40.    Assignment    49
41.    Governing law and dispute resolution    49
Schedule 1
Corporate governance
Part A - Directors
Part B - Meetings of Directors
Part C - Management Team
Part D - Shareholders' meetings
Schedule 2
Reserved Matters
Schedule 3
Shareholder financing and issue of Securities
Part A - General Provisions
Part B - Issue of Securities
Schedule 4
Pre-emption rights
Schedule 5
Market Value
Schedule 6
Disposals and issues of Securities
Schedule 7
Deed of Adherence
Schedule 8
Call Option and Put Option
Schedule 9
Company Deed of Adherence

Shareholders' Agreement
This Agreement is made as a deed and delivered on ___________________2023 (this "Agreement")
Between
OLAYAN FINANCING COMPANY, a limited liability company incorporated under the laws of the Kingdom of Saudi Arabia with registered number 1010015281, having its principal place of business at Olayan Building, Al Ahsa Street, Al Malaz District, P.O. Box 8772, Riyadh 11492, Kingdom of Saudi Arabia ("OFC"); and
LANZATECH, INC, a company incorporated under the laws of the State of Delaware with company number 4473721, having its principal place of business at 8045 Lamon Ave, Suite 400, Skokie, IL 60077, United States of America ("LanzaTech"),
each a "Party" and collectively, the "Parties".
Recitals
A.LanzaTech is a technology company principally engaged in the development and commercialization of bio-technology solutions involving the conversion of industrial waste gases utilizing its proprietary gas fermentation technology to produce ethanol, jet fuel and high-value chemicals from gas streams, including off-gases from steel and alloy mills, petroleum refineries, petrochemical complexes and gas processing facilities, syngas generated from any biomass resource and reformed biogas.
B.OFC is an investment company holding various businesses and investments in the Kingdom and the Middle East, including joint ventures with major multinationals.
C.The Parties have agreed to enter into this Agreement to govern the formation, management and operation of a limited liability company in the Kingdom which will carry out the Business (the "Company").
D.Each Party enters into this Agreement in consideration of the other Party entering into this Agreement and accepting the terms, undertakings and covenants contained herein.
E.The Shareholders now wish to incorporate, invest in and operate the Company as a joint venture for the purposes and on the terms set out below.
It is agreed as follows:
1.Interpretation
1.Defined terms
In this Agreement, the following words, expressions and abbreviations shall have the following meanings (except where the context otherwise requires):
"Accounting Standards" means the International Financial Reporting Standards that are endorsed in the Kingdom and other standards and pronouncements issued by the Saudi Organization for Chartered and Professional Accountants;
"Affiliate" means, in respect of a person, any other person who:

(a)Controls or is under common Control with that person;
(b)is Controlled by that person,
but, in relation to a Shareholder, shall exclude the Subsidiaries of the Company;
"Agreed Form" means in relation to any document, that document in the terms agreed between the Shareholders and either initialled by or on behalf of the Shareholders or confirmed in writing between the Shareholders (or by their counsel on their behalf) as the agreed form;
"Agreed Threshold" means the relevant monetary threshold in each case to be determined and agreed by the Shareholders in accordance with clause 3.3;
"Ancillary Services and Supplies" has the meaning given to it in clause 7.2(a);
"Anti-Corruption Laws" means any applicable foreign or domestic anti-bribery and/or anti-corruption Law and Regulation, including the Combating Bribery Regulation issued pursuant to the Royal Decree No. M/36 dated 29/12/1412H (as amended); the Civil Service Regulation issued pursuant to the Royal Decree No. M/49 dated 10/7/1397H; the National Strategy for Protecting Honesty and Combating Corruption issued pursuant to the Council of Ministers Resolution No. 43 dated 1/2/1428H; the UK Bribery Act 2010, the UK Criminal Finances Act 2017, the US Foreign Corrupt Practices Act 1977;
"Anti-Money Laundering Laws" means the Saudi Anti-Money Laundering Regulations issued pursuant to the Royal Decree No. (M/20) dated 05/02/1439H, the US Patriot Act, the UK Criminal Finances Act 2017 and the UK Proceeds of Crime Act 2002, and any other applicable money laundering, counter-terrorism or anti-terrorism financing Law or Regulation;
"Articles" means the articles of association of the Company in the Agreed Form and to be adopted at Completion pursuant to clause 3.4(a)(iii), as amended from time to time;

"Board" means the board of Directors of the Company from time to time;
"Broader Territories" means Algeria, Bahrain, Djibouti, Egypt, Hashemite Kingdom of Jordan, Kuwait, the Republic of Lebanon, Kingdom of Morocco, the Sultanate of Oman, Qatar, the Republic of Tunisia and United Arab Emirates;
"Budget" means (i) the Initial Budget; or (ii) the budget for the Company for a particular Financial Year setting out the details included in clause 13.4 as adopted, amended or replaced from time to time in accordance with clause 13 and the other provisions of this Agreement;
"Business" means:
(a)the deployment of the LT Ethanol Gas Fermentation Process at commercial scale production facility(ies) in the Territory and, to the extent approved by the Shareholders in accordance with this Agreement, the Broader Territories, by way of Direct Project Investments and/or Technology Licensing Transactions;
(b)the incorporation and investment into, as relevant, the Equity Project SPVs;

(c)the management of offtake and/or marketing rights arising in respect of each Project (as applicable);
(d)the consideration and exploration of other commercial propositions to capture value out of the carbon reuse market including in relation to Future LT Process Technology; and
(e)to the extent approved by the Shareholders in accordance with this Agreement, the deployment of further integrations of the LT Ethanol Gas Fermentation Process with the LanzaJet Alcohol-to-Jet process to produce sustainable airline fuel in the Territory and the Broader Territories, by way of Direct Project Investments and/or Technology Licensing Transactions;
"Business Day" means a day (excluding Friday, Saturday, Sunday and applicable public holidays) on which banks generally are open in Riyadh, the Kingdom and in Chicago, Illinois, the United States of America for the transaction of normal banking business;
"Business Plan" means (i) the Initial Business Plan; or (ii) the business plan for the Company for a particular Financial Year and the following four Financial Years setting out the details included in clause 13.3 as adopted, amended or replaced from time to time in accordance with clause 13 and the other provisions of this Agreement;
"Capex Plan" has the meaning given to it in clause 13.3(c)(ii);
"CFO" means the chief financial officer of the Company from time to time;
"Chair" means the chair of the Board from time to time;
"Change of Control" means:
(a)any person acquiring Control of a Shareholder where no person previously had Control of that Shareholder;
(b)the Ultimate Controller of a Shareholder ceasing to have Control of that Shareholder;
(c)a person acquiring Control of the Ultimate Controller of a Shareholder; or
(d)a person who is not under the Control of the Ultimate Controller of a Shareholder acquiring Control of that Shareholder, save that in relation to LanzaTech no such Change of Control shall be deemed to have occurred as a result of any person acquiring Control of LT ListCo;
"Commercially Sensitive Information" means Confidential Information about any LanzaTech proprietary technology, including the LT Ethanol Gas Fermentation Process (defined below), LT Proprietary Technical Information (defined below), individual supply or customer contracts or specific details of any acquisition entered into by the Company (or which are under negotiation);
“Company” has the meaning set out in Recital C;
“Company Formation Condition” has the meaning given in clause 2.1(a);

“Competent Authority” means any supra-national, national, state, municipal or local government (including any sub-division, court, administrative agency or commission or other authority thereof) or any governmental or quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (including any tribunal, securities exchange, competition or antitrust authority, or supervisory body);
“Competition Authority” means any relevant government, governmental, national, supranational, competition or antitrust body or other authority, in any jurisdiction, which is responsible for applying merger control or other competition or antitrust legislation in such jurisdiction and, for the avoidance of doubt, includes the notion of “competent authority” as that term is used in the European Union Council Regulation (EC) No 139/2004.
"Competition Analysis" has the meaning given in clause 3.1;
“Competition Filing(s)” has the meaning given in clause 2.3(b)(i);
“Competitor” means any person that is not an existing Shareholder and which is or owns a business that competes directly or indirectly with a material part of the Business or the business of LanzaTech, save where the person's ownership in that business is held by way of a non-Controlling interest;
"Completion" means the completion of the subscription of the Shares by the Shareholders and all other matters set out in clause 4.2;
"Completion Date" means the date on which Completion occurs;
"Confidential Information" means:
(e)the subject matter or provisions of, or transactions or matters contemplated by, or negotiations leading to, this Agreement and/or the Transaction Documents;
(f)any information relating to the Business, any Opportunity or Project and the assets or affairs of the Company and its Subsidiaries (including all Know How, Commercially Sensitive Information, LT Proprietary Technical Information, trade secrets and other information of a confidential nature); and
(g)any information that, in consequence of the negotiations relating to this Agreement and/or the Transaction Documents, or of being involved in the Business in any manner whatsoever (including as a Shareholder) or performing or exercising its rights and obligations under this Agreement, any party may have acquired; (whether before or after the date of this Agreement) with respect to the business, assets or affairs of any other party;
"Conflict Matter" means any decision of the Company or the Board to initiate or pursue a dispute or claim (or take any actions or decisions with respect to an initiated dispute or claim, including the conduct of such proceedings and the exercise of any available remedies) by or on behalf of the Company or any Subsidiary, on the one hand, and a Shareholder or one of its Affiliates, on the other hand (including in relation to a Transaction Document as applicable):
"Conflicted Director" has the meaning given to it in clause 11.1(b)(ii);

"Conflicted Shareholder" has the meaning given to it in clause 11.1(a);
"Consulting Services Agreement" means the consulting services agreement to be entered into between OFC (or one of its Affiliates) and LanzaTech (or one of its Affiliates) in connection with a Direct Project Investment or Technology Licensing Transaction, in each case substantially in the Agreed Form;
"Control" means, in relation to an undertaking, directly or indirectly:
(h)the ownership or ability to direct the exercise of more than 50% of the voting rights capable of being exercised at a meeting of that undertaking's shareholders;
(i)an ownership interest of more than 50% of a partnership or being the general partner of a partnership;
(j)the right to direct the appointment or removal of more than 50% of the board of directors (or corresponding officers) of that undertaking; or
(k)the possession of the power to direct or cause (for the purposes of clause 22 only, including negatively through a veto) the direction of its financial and strategic commercial management and policies (whether through the ownership of voting shares, by virtue of provisions contained in its constitutional documents, by a management or advisory agreement, by contract, by agency or otherwise);
in each case either directly or indirectly and "Controlled" and "Controlling" shall be construed accordingly;
"Deadlock Notice" has the meaning given to it in clause 10.1;
"Deed of Adherence" means a deed in the form attached in Schedule 7;
"Default Notice" has the meaning given to it in clause 20.2(b);
"Defaulting Shareholder" has the meaning given to it in clause 20.1;
"Development Committee" has the meaning given to it in clause 6.5;
"Director" means a director of the Company;
"Direct Project Investment" has the meaning given to it in clause 6.2(a);
"Disclosure Restrictions" means that disclosure of a matter cannot be made where the disclosure could reasonably be expected to result in:
(l)a breach of applicable Law or Regulation, including any Law or Regulation relating to competition, data protection or privacy;
(m)a breach of any policy of the Company that has been approved as a Reserved Matter;
(n)a breach of binding obligations of confidentiality to which the Company or any Subsidiary is subject;
(o)the loss of legal professional privilege or litigation privilege by the Company or any Subsidiary; or

(p)the disclosure of Commercially Sensitive Information to a Competitor or any party that does not have a need to know and who is not subject to a non-disclosure agreement in respect to such Commercially Sensitive Information in a form acceptable to the relevant Shareholder to which such Commercially Sensitive Information relates;
"Dispose" means, in relation to any Security, whether directly or indirectly, to:
(q)transfer, sell, assign, convey or otherwise dispose of it or any interest in it;
(r)create or permit to subsist any Encumbrance over it;
(s)create any trust or conferring any interest of any kind in relation to it;
(t)direct (by way of renunciation or otherwise) that another person should, or assign any right to, receive it or a right to subscribe for it;
(u)enter into any swap, participation, derivative or other arrangement involving the transfer of credit and/or market risk relating to it or, in whole or in part, any of the consequences of ownership of it;
(v)enter into any agreement in respect of the votes or any other rights attached to it, other than by way of proxy for a particular shareholder meeting; or
(w)agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing, except an agreement that is conditional on compliance with the terms of this Agreement, and "Disposal" and "Disposed" shall be construed accordingly;
"Distribution Policy" has the meaning given to it in clause 14.1(a);
"Emergency Funding" has the meaning given to it in clause 15.3(a)(iii);
"Emergency Funding Event" means any circumstance(s) that, without immediate funding, the Board considers will result in, or is reasonably expected to result, in the short-term in:
(a)a default by the Company or a Subsidiary of any material obligation or covenant under any material agreement to which it is a party, including any financing, shareholder or investment agreement; and/or
(b)the insolvency, winding up, liquidation, administration, receivership or other similar event of the Company or any Subsidiary under the Laws of any relevant jurisdiction;
"Encumbrance" means any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same;
"Entitlement" means the number of Securities that a Shareholder is entitled to acquire or subscribe for, being the proportion of the total Securities being transferred or issued that corresponds to its Equity Proportion as a percentage of the Equity Proportions of all

Shareholders entitled to acquire or subscribe for those Securities, rounded down to the nearest whole Security, with any odd Securities after rounding being included in the Entitlement of the Shareholder with the largest Equity Proportion;
“EPC Agreement” means an engineering, procurement and construction agreement to be entered into between the EPC contractor and the relevant Project SPV or relevant third party which shall, amongst other matters, provide for the construction of relevant production facilities that utilise the LT Ethanol Gas Fermentation Process;
"Equity Project" means any Project undertaken by an Equity Project SPV;
"Equity Project SPV" means a Project SPV in which the Company has a direct or indirect equity interest;
"Equity Proportion" means the number of Shares held by a Shareholder (together with its Permitted Transferees) and expressed as a proportion of the total number of Shares, save that if the term is used in the context of some (but not all) of the Shareholders, it shall mean the number of Shares held by the relevant Shareholder (together with its Permitted Transferees) expressed as a proportion of the Shares held by all the Shareholders;
"Event of Default" has the meaning given to it in clause 20.1;
"Exit" means:
(a)the Disposal (whether through a single transaction or a series of transactions) of all or substantially all of the Securities or the assets of the Company;
(b)the voluntary winding-up of the Company;
"Financial Year" means for the first Financial Year, the date of this Agreement until 31 December and for every Financial Year thereafter, 1 January to 31 December;
"Formation Date" means the date on which the Company Formation Condition is satisfied;
“Future LT Process Technology” means any future gas fermentation process technologies developed by LanzaTech including process technologies relating to either ethanol or non-ethanol processes;
"GOSI" means the General Organization for Social Insurance in the Kingdom;
"General Manager" means the general manager of the Company from time to time;
"Government Official" means:
(c)an officer or employee of a Competent Authority;
(d)an officer or employee of a public international organisation;
(e)any person holding a legislative, administrative, or judicial position for any country or territory;
(f)any person acting in an official capacity for or on behalf of any Competent Authority or public international organisation;

(g)any person who exercises a public function for or on behalf of a country or territory;
(h)any person who exercises a public function for any public agency or public enterprise of a country or territory;
(i)any political party or official thereof;
(j)any person carrying out management or administrative functions in military forces and organisations; or
(k)any candidate for political office, including for positions in local authorities and governments;
"Independent Project" has the meaning given to it in clause 6.3(a);
"Initial Budget" means the budget for the Company as at Completion in the Agreed Form;
"Initial Business Plan" means the business plan for the Company as at Completion in the Agreed Form;
"Initial Subscription Consideration" has the meaning given in clause 3.4(b)(i);
"Insolvency Event" means, in respect of any Shareholder (if applicable), the occurrence of any of the following (or the occurrence of any equivalent processes to the following events) in respect of such Shareholder, in each case in the jurisdiction of its place of incorporation and in accordance with the applicable bankruptcy law of its jurisdiction of incorporation:
(l)being unable (or being deemed unable in accordance with the applicable bankruptcy law of its jurisdiction of incorporation) or admitting inability to pay its debts as they fall due or being liable to be wound up by a court of competent jurisdiction;
(m)entering into a voluntary composition or arrangement with its creditors or a moratorium being declared in respect of (x) any of its indebtedness or (y) any creditor action;
(n)taking any action to appoint, request the appointment of or suffering the appointment of a receiver, administrative receiver, administrator, trustee or similar officer over all or a material part of its assets or undertaking;
(o)having a winding-up or administration petition presented in relation to it or having documents filed with a court for an administration in relation to it, provided that, in the case of a winding-up petition, if the relevant Shareholder is contesting the winding-up petition in good faith and with due diligence, it shall not be a Defaulting Shareholder until a period of fifteen (15) calendar days have elapsed since the presentation of the winding-up petition without it having been either discharged or struck out, and provided further that an additional extension of thirty (30) calendar days may be granted if such action continues to be diligently pursued; or
(p)any event analogous to any of the foregoing occurring in relation to the relevant person or its assets in any jurisdiction;
"Kingdom" means the Kingdom of Saudi Arabia;

"Know How" means all unpatented, secret (that is, not generally known or easily accessible), substantial (that is, significant and useful for production) and identified (that is, described in a sufficiently comprehensive manner so as to make it possible to verify that it fulfils the criteria of secrecy and substantiality) know-how, expertise, technical or other information developed or acquired by any person, including all related ideas, concepts, methods, inventions, discoveries, data, formulae, processes, methods, techniques and specifications;
"Labour Office" means the relevant local labour office of the Ministry of Human Resources and Social Development in the Kingdom;
"LanzaTech Director" means any Director appointed by LanzaTech from time to time;
"Law" means any regulation (including KSA regulation), statute, law (including common law), subordinate legislation, act, treaty, ordinance, decree, directive, rule, circular, code, order, recommendation, notice, direction, code of practice, judgment or decision enacted, issued or promulgated by, or entered into with, any Competent Authority and which has the force of law;
"Lock-Up Period" has the meaning given to it in clause 17.1(a);
"Longstop Date" means 31 March 2024;
"Losses" includes, in respect of any matter, all demands, claims, actions, proceedings, damages, payments, fines, penalties, losses, costs (including legal costs), expenses (including Tax), disbursements or other liabilities in any case of any nature whatsoever;
"LT Ethanol Gas Fermentation Process" means LanzaTech's (a) proprietary gas fermentation technology for the conversion of a carbon-rich gaseous substrate to ethanol from an industrial off gas or from a syngas generated by gasified biomass or solid waste in each case containing CO2, CO, H2, O2 or a combination thereof, and (b) other non-ethanol by-products including related equipment, apparatus, analytics, chemistries, consumables, control strategies, software, integration strategies and techniques, gasification strategies and techniques, gas treatment and conditioning strategies and techniques, gas handling strategies and techniques, microbial strains, including strains engineered using synthetic biology tool and strategies, waste handling, treatment and disposal techniques, and broth separation and fractionation techniques, broth recycle, product isolation recovery, distillation, dehydration, production of finished products and by-products, and the integration of all of the foregoing with processes upstream and downstream, and related scale-up techniques, process optimization strategies and techniques, and process safety, process industrialization and exploitation strategies;
“LT ListCo” means LanzaTech Global Inc, a publicly traded company with company number 4910273 listed on the NASDAQ stock exchange;
"LT Preferred Partner" means Mitsui & Co., Ltd;
“LT Proprietary Technical Information” means LanzaTech information that relates to any technology, information, materials, products and services, including all trade secrets, know-how, techniques, inventions (whether or not patentable), algorithms, formulas, databases, works of authorship, processes, devices, prototypes, schematics, test methodologies, documentation, data, methods, manufacturing information and research materials necessary to design, construct, debug, operate and maintain the fermentation block and to perform the fermentation process for converting combinations of carbon dioxide, carbon monoxide and/or hydrogen from feedgas of a specified quality to ethanol, and any equipment and apparatus for carrying out such process, using (but does not include) a microbial catalyst and its associated media at the fermentation block (the “Process”) and to use, sell or otherwise transfer worldwide ethanol produced by the fermentation block and/or the Process.
"LT’s Solicitors” means DLA Piper Middle East LLP and AlSharani Law Firm;
"LT Technology Licence Agreement" means LanzaTech’s standard form non-exclusive, non-assignable, royalty-based technology licence and related agreements associated with the transfer of LT Ethanol Gas Fermentation Process technology granted by LanzaTech (or one of its Affiliates) to:
(a)a Project SPV pursuant to a Direct Project Investment; or
(b)any other entity pursuant to a Technology Licensing Transaction, with respect to the LT Ethanol Gas Fermentation Process in each case substantially in the Agreed Form;
"Mandatory Consent" means any consent, approval or expiry of any period for objection from any person, including a Competent Authority, on an unconditional basis or with all conditions to it satisfied, without which a Disposal of Securities would:
(a)be unlawful, void, voidable or otherwise prohibited or restricted;
(b)result in the Company being in default under an agreement with that person; or
(c)entitle that person to exercise any rights or remedies in respect of the Company,
"Management Team" has the meaning given to it in clause 8.3(a);
"Market Value" has the meaning given to it in paragraph 1 of Schedule 5;
"Material Breach" means:
(d)a Disposal or purported Disposal of Securities otherwise than in accordance with this Agreement, or a failure to transfer Securities when required by this Agreement;
(e)a breach of clause 26;
(f)a failure by a Shareholder to provide funding where requested under clauses 15.3(a)(i) or 15.3(a)(ii) save as provided in clause 15.3(b); or
(g)any other material or persistent breach of this Agreement;
"Non-Defaulting Shareholder" has the meaning given to it in clause 20.2(a);
"OFC Director" means any Director appointed by OFC from time to time.
"OFC’s Solicitors" means Baker & McKenzie;

"Opportunity" has the meaning given to it in clause 6.4(a);
"Original Shareholder" has the meaning given to it in clause 18.2;
"PDP Agreement" means the agreement to be entered into by LanzaTech (or one of its Affiliates) and the relevant Project SPV or relevant third party which shall, amongst other matters, provide for the supply by LanzaTech to Independent Projects and / or each Project SPV (as the case may be) of basic engineering of the relevant production facilities that utilise the LT Ethanol Gas Fermentation Process, as well as other goods and services including proprietary supplies, equipment supply and process guarantees (as applicable), in each case in accordance with the Agreed Form terms and principles;
"Permitted Transferee" in relation to any Shareholder, means any Affiliate for the time being of that Shareholder;
"Project" means any project undertaken by a Project SPV pursuant to a Direct Project Investment;
"Project SPV" has the meaning set out in clause 6.2(a);
"Prohibited Person" means any person, other than an existing Shareholder, who:
(h)is, or has ever been, a Restricted Person;
(i)has engaged, or does engage, in any activity, practice or conduct (or failure to act) that breaches or has breached or, if applicable, would breach, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions; or
(j)has entered into any transactions with a Restricted Person;
(k)is a connected person of a person who falls within paragraphs (a) to (c) above;
(l)is not an entity with adequate technical competence and experience and adequate financial strength so as to enable the Shareholder to fully and effectively perform its obligations relating to this Agreement and the Business and
(m)is, or has an Affiliate that is, a Competitor;
"Regulation" means any regulation, ordinance, decree, directive, rule, circular, code, order, recommendation, notice, direction, code of practice, guidance note, judgement or decision enacted, issued or promulgated by, or entered into with, any Competent Authority;
"Related Party Transaction" means the entry into, or any amendment, waiver, variation, termination (save for expiry in accordance with the terms of the relevant agreement), extension, assignment or novation of, or in respect of:
(n)any Transaction Document; or
(o)other than in respect of the Transaction Documents, in relation to a Shareholder, any contract or transaction or proposed contract or transaction or other arrangement or relationship between, on the one hand, that Shareholder or any Affiliate of that Shareholder and, on the other hand, the Company or any Subsidiary;

"Relevant Jurisdictions" has the meaning given in clause 3.1(a)(i);
"Reserved Matters" means those matters listed in Schedule 2;
"Restricted Person" means a person that is:
(p)listed on, or owned or Controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; or
(q)incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in, or organised under the laws of a country or territory that is the subject of Sanctions; or
(r)otherwise a target of Sanctions (signifying a person with whom a US person or other national of a country over which a Sanctions Authority has jurisdiction would be prohibited or restricted by Law from engaging in trade, business or other activities);
"Sanctions" means the economic sanctions Laws, Regulations, embargoes or restrictive measures administered, enacted or enforced by (a) the Kingdom; (b) the United States government, (c) the United Nations, (d) the European Union or any of its present or future member states, (e) the United Kingdom, or (f) any Competent Authority of any of the foregoing, including the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and His Majesty's Treasury ("HMT") (together the "Sanctions Authorities");
"Sanctions Authority" has the meaning given to that term in the definition of Sanctions;
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC, the "Consolidated List of Financial Sanctions Targets" maintained by HMT and any similar list maintained by, or public announcement of Sanctions designation made by, any Sanctions Authority;
"Securities" means:
(s)the Shares;
(t)any other shares, loan stock or other loans held or made by the Shareholders in the Company; and
(u)any legal, beneficial or security interest in any of the items described in (a) or (b) above;
"Shareholder" means OFC, LanzaTech and/or any person to whom Securities are transferred or issued in accordance with this Agreement (or who is a successor to OFC or LanzaTech) from time to time and "Shareholders" shall be construed accordingly;
"Shares" means ordinary shares in the capital of the Company;
"Subscription Consideration" has the meaning given in clause 4.2(a);
"Subsidiary" means:
(v)any person Controlled by the Company from time to time; and

(w)each Equity Project SPV;
"Surviving Provisions" means clauses 1, 2.4(a)(ii), 2.4(b), 4.3(a)(iii), 4.3(b), 22.1, 22.2, 24, 25, 29, 32, 33, 35, 36, 37, 39, 40, 41, and paragraph 8 of Schedule 6;
"Tax" includes all taxes, duties, levies, imposts, zakat, VAT, withholdings, social security contributions, deductions or amounts in the nature of taxation (including all withholdings or deductions in respect of any of the foregoing, construction industry scheme deductions, and any deductions under PAYE), whenever and by whatever authority imposed and whether of the Kingdom or elsewhere, irrespective of the person directly or primarily chargeable, together with all related interest, fines, penalties and surcharges;
"Tax Authority" means any person, body, authority or institution which seeks to impose, assess, enforce, administer or collect any Tax, whether in the Kingdom or elsewhere;
"Technology Licensing Transaction" has the meaning given to it in clause 6.3(a);
"Territory" means the Kingdom;
"Transaction Document" means any of:
(x)a Consulting Services Agreement;
(y)an LT Technology Licence Agreement;
(z)a PDP Agreement;
(aa)an agreement in relation to the provision of Ancillary Services and Supplies; and
(ab)an EPC Agreement;
"Transferee" has the meaning given to it in clause 17.1;
"Transferring Shareholder" has the meaning given to it in clause 17.1;
"Ultimate Controller" means, in respect of a person, any other person that has Control of that first person but is not itself under the Control of another person;
"Zakat" means the amounts levied as such by ZATCA in accordance with applicable Law; and
"ZATCA" means the Zakat, Tax and Customs Authority in the Kingdom.
2.Statutory provisions
(a)Any reference to a statute, enactment, statutory provision, subordinate legislation or regulation, code or guideline includes a reference to:
(i)any consolidation, re-enactment, modification, extension or replacement of the same; and
(ii)any subordinate legislation made under the same
from time to time.

(b)Unless otherwise specified, all references to statutes, enactments, statutory provisions or subordinate legislation are to statutes, enactments, statutory provisions or subordinate legislation of England and Wales.
(c)References to European Union law that is or was at any time directly applicable or directly effective in the UK shall be deemed to be references to it as it applies in England and Wales from time to time including as retained, amended, extended, re-enacted or otherwise given effect on or after 11 p.m. on 31 January 2020.
3.References to documents
References to any other document (including this Agreement and the Transaction Documents) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.
4.Recitals, clauses, Schedules, etc.
(a)References to clauses, recitals, Schedules, Parts and paragraphs are to the clauses, recitals and Schedules of this Agreement, and the Parts and paragraphs of the Schedules of this Agreement, which all form part of this Agreement for all purposes.
(b)References to paragraphs in each Schedule are references to paragraphs in that particular Schedule (or Part of a Schedule) unless otherwise specified.
5.Headings
Clause, Schedule, Part and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect the interpretation of this Agreement.
6.Parties
References in this Agreement to a "Party" is to a party to this Agreement and includes a reference to that party's legal personal representatives, successors, transferees and permitted assigns.
7.Meaning of references
Save where specifically required or indicated otherwise:
(a)in respect of any provision of this Agreement that requires the consent of the Company, the consent of the Company shall be deemed to be given if all Shareholders consent to the relevant matter;
(b)except where the context specifically requires otherwise, a reference to one gender includes all genders, a reference to an individual includes corporations and vice versa, words in the singular include the plural and vice versa, and a reference to the whole includes a reference to any part;
(c)references to a "person" shall include any individual, firm, company, unincorporated association, trust, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a "company" shall include any company, corporation or other body corporate wherever and however incorporated or established. References to an "undertaking" shall include any company, partnership or any unincorporated association carrying on a trade or business (with or without a view to profit) wherever and however incorporated or established;
(d)references to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
(e)any reference to an English legal term for any action, remedy, method or form of judicial proceeding, legal document, legal status, court, official or any legal concept or thing will, in respect of any jurisdiction other than England, be deemed to include a reference to the corresponding or most similar legal term in that jurisdiction;
(f)any reference to "writing" or "written" includes any method of reproducing words or text in a legible and non-transitory form, including e-mail and text transmitted by e-mail;
(g)references to "indemnify" and to "indemnifying" any person against any Losses by reference to any matter includes indemnifying and keeping that person indemnified against all Losses from time to time made, suffered or incurred as a direct of or which would not have arisen but for that matter;
(h)references to any "matter" are references to any fact, matter, event or circumstance (including any omission to act);
(i)where clauses or paragraphs are referred to as a range (e.g., "under clauses [x] to [y]"), that range shall be deemed to be inclusive of the clauses or paragraphs at each end of the range listed (i.e., inclusive of clauses [x] and [y] in the preceding example);
(j)references to "SAR" are to the lawful currency of the Kingdom as at the date of this Agreement;
(k)the words "to the extent that" means "if and to the extent that" and not just "if";
(l)references to times of the day are to that time in London/the Kingdom and references to a day are to a period of 24 hours running from midnight;
(m)all references to date and periods of time in this Agreement shall be made by reference to the Gregorian calendar.
2.Conditions
1.Conditional Completion
Save for (i) this clause 2 and clauses 1, 3, 13.1, 15.1, 20, 22, 23, 24, 25, 26, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40 and 41 which shall be binding from the date of this Agreement, and (ii) clauses 4, 5, 6, 7, 8, 9, 10, 11, 12, 13.2 to 13.5 (inclusive), 14, 15.2 to 15.3 (inclusive), 16, 17, 18, 19, 21, 27, and 28 which shall be binding from the Formation Date, this Agreement is conditional on the satisfaction (or waiver in accordance with clause 2.2) of the following conditions:
(a)the Ministry of Investment in the Kingdom has issued the necessary foreign investment license(s) for the Company that names the Shareholders as shareholders and allows the Company to conduct the Business;
(b)the Company has been incorporated (in accordance with clause 3.4) such that the Company has been registered with the commercial register at the Ministry of Commerce in the Kingdom (the "Company Formation Condition");
(c)all consents and approvals of any relevant Competition Authority (as determined in accordance with clause 3.1):
(i)having been obtained either unconditionally or subject to such conditions, obligations, undertakings or modifications as shall be acceptable to the Shareholders; or
(ii)all applicable mandatory waiting periods in connection with any such filings, submissions or notification having expired or been terminated,
(the "Competition Condition");
(d)the Initial Business Plan and Initial Budget being in Agreed Form;
(e)no applicable Law being in effect, or injunction or restraining order having been issued by any Competent Authority (which, for the avoidance of doubt, has jurisdiction over the Shareholders) and being in effect, which restrains or prohibits the transactions anticipated by this agreement at Completion;
(f)templates of each of the:
(i)Consulting Services Agreement;
(ii)LT Technology Licence Agreement; and
being in Agreed Form;
(g)the key principles to be included in each PDP Agreement being in Agreed Form and documented in writing between the Parties;
(h)the value of each Agreed Threshold being agreed and appropriately documented in writing between the Parties;
(i)no action being pending against, or, to the knowledge of any of the Parties, threatened against any of the Parties that prevents any of the Parties from consummating the transactions contemplated by this agreement at Completion; and
(j)no Shareholder being in breach of its warranties given in clause 26 (the "ABC Condition"),
(together the "Conditions" and each a "Condition").

2.Waiver of Conditions in clause 2.1
(a)Condition (a) to (c) may not be waived by either Shareholder (whether alone or together).
(b)Conditions (d) to (i) (inclusive) may be waived by agreement between the Shareholders in each case in writing and at any time.
(c)Condition (j) may be waived by the non-breaching Shareholder.
3.Satisfaction of Conditions
(a)Without prejudice to the Shareholders’ respective obligations set out in clause 3, each Shareholder undertakes to use all reasonable endeavours to ensure that the Conditions are fulfilled as soon as reasonably practicable and in any event by the Longstop Date.
(b)With respect to obtaining the requisite consents and approvals necessary to satisfy the Competition Condition, subject to clause 2.3(d) the Shareholders shall be jointly responsible for, and shall take all steps reasonably required in consultation with one another and with the assistance of their respective advisors, to obtain the requisite approval of the relevant Competition Authority as soon as permitted and practicably feasible under the relevant competition Laws and Regulations. Without limiting the foregoing and subject to clause 2.3(d), the Shareholders undertake to:
(i)make accurate filings, notices and requests for authorisations with and to the relevant Competition Authority pursuant to the relevant competition Laws and Regulations of each Relevant Jurisdiction, with respect to the transactions contemplated by this Agreement (the "Competition Filing(s)") as soon as practicable after the date of this Agreement and to supply promptly any additional information and documentary material that may be requested by the relevant Competition Authority; and
(ii)promptly notify the other Shareholder of (i) any communication (whether written or oral) from a relevant Competition Authority; (ii) all meetings and telephone calls with the relevant Competition Authority and give the other Shareholder reasonable opportunity to participate in such meetings and telephone calls; (iii) provide the other Shareholder with drafts of all written communications intended to be sent to any applicable Competition Authority, give the other Shareholder a reasonable opportunity to comment thereon and include any reasonable comments, and provide the other Shareholder with final copies of all such communications.
(c)The Shareholders agree that, where any information is required to be shared in relation to the satisfaction of the Competition Condition that is of a commercially sensitive nature, then such information shall only be shared between the external advisors of each Shareholder.
(d)LanzaTech acknowledges that the Competition Filing(s) will formally be submitted to each relevant Competition Authority by OFC (or OFC's Solicitors, as appropriate) and undertakes, in relation to the satisfaction of the Competition Condition, to reasonably cooperate with, and promptly provide, OFC (or OFC's Solicitors, as appropriate) with all the information and documents reasonably requested by OFC (or OFC's Solicitors, as appropriate) for the purpose of (i) making the Competition Filing(s); (ii) providing any additional information and documentary material that may be requested by the relevant Competition Authority; and (iii) supporting OFC in any discussions and negotiations with the Competition Authority and, more generally, in any relationship and dealing with such authorities in connection with the obtaining of the Competition Filing(s); provided that OFC’s Solicitors shall co-ordinate all submissions with LT’s Solicitors and ensure that LT’s Solicitors are provided with a copy of all such submissions, subject to any antitrust concerns applicable to Commercially Sensitive Information.
4.Failure to fulfil Conditions
(a)In the event that any of the Conditions has not been fulfilled (or waived pursuant to clause 2.2) prior to the Longstop Date, or in the case of the ABC Condition is not or will not be satisfied (or waived pursuant to clause 2.2) on the Longstop Date:
(i)the Shareholders may, by written agreement, set another date for the Longstop Date, such date to be no later than three (3) months later than the Longstop Date, following which such other date will for the purposes of this Agreement (including this clause 2.4(a)(i)) be deemed the Longstop Date; or
(ii)if the Shareholders do not agree to extend the Longstop Date pursuant to clause 2.4(a)(i), this Agreement (other than the Surviving Provisions) shall automatically terminate and no Party shall have any claim hereunder against any other Party (save in respect of claims arising out of any antecedent breach of this Agreement).
(b)In the event the Agreement is terminated pursuant to clause 2.4(a)(ii) above and the Company Formation Condition has been satisfied, the Shareholders shall meet to discuss in good faith (each acting reasonably) and agree on the process and steps required for the timely and efficient dissolution of the Company, and shall share any costs associated with such dissolution in their respective Equity Proportion.
3.Pre-completion obligations
1.Competition analysis
(a)As soon as reasonably practicable and in any event no later than 30 days following the date of this Agreement, the Shareholders shall use their respective reasonable endeavours to conduct and agree (with assistance from their advisors, as necessary) an analysis relating to the fulfilment of the Competition Condition, such analysis to include the following:
(i)the identification of each applicable jurisdiction (and its associated Competition Authority) where relevant Competition Filings (as defined above) will be required (the "Relevant Jurisdictions");

(ii)in relation to each Competition Filing, the estimated timing to receive the requisite consent or approval of the relevant Competition Authority; and
(iii)in relation to each Competition Filing, the likelihood of whether such consent or approval will be conditional or unconditional.
(the "Competition Analysis").
(b)Each Shareholder agrees to provide without delay all information or documentation to the other Shareholder's and its advisors as may be reasonably requested by such Shareholder or its advisors (as appropriate) for the purposes of carrying out the Competition Analysis.
(c)The Shareholders agree that, where any information is required to be shared in relation to the satisfaction of the Competition Condition that is of a commercially sensitive nature, then such information shall only be shared between the external advisors of each Shareholder.
2.Agreed Form documents
The Shareholders shall use commercially reasonable endeavours to negotiate and agree the Agreed Form of the:
(a)templates of the:
(i)Consulting Services Agreement; and
(ii)LT Technology Licence Agreement;
(b)key terms and principles to apply in respect of the PDP Agreement;
(c)Initial Business Plan; and
(d)Initial Budget,
as soon as reasonably practicable following the date of this Agreement (and in any event no later than the Longstop Date).
3.Agreed Thresholds
As soon as reasonably practicable following the date of this Agreement (and in any event no later than the Longstop Date), the Shareholders shall use commercially reasonable endeavours to agree and appropriately document between them each Agreed Threshold value applicable to the provisions of this Agreement which are subject to an Agreed Threshold.
4.Formation of the Company
(a)As soon as reasonably practicable following the satisfaction of the Competition Condition (and in any event no later than the Longstop Date), the Shareholders shall co-operate and use their respective commercially reasonable endeavours to effect the incorporation, registration and licensing of the Company in the Kingdom and satisfy the Company Formation Condition in accordance with Applicable Law and this clause 3.4. In particular (without limitation to the generality of the foregoing,) the Shareholders shall:
(i)jointly make an application to the Ministry of Investment in the Kingdom (and, to the extent permitted by the Ministry of Investment in the Kingdom, under the fast-track process) to issue the necessary foreign investment license(s) for the Company that names the Shareholders as shareholders and allows the Company to conduct the Business;
(ii)jointly file an application with the Ministry of Commerce in the Kingdom for the registration of the Company by the Ministry of Commerce in the Kingdom's commercial register;
(iii)execute the Articles in accordance with applicable Laws and Regulations; and
(iv)each pass the necessary corporate approvals, and provide all relevant delegations of authority, as may be required by each Shareholder and applicable Law to incorporate the Company.
(b)The Shareholders agree, and shall take all necessary steps to procure, in relation to the incorporation of the Company that:
(i)the initial share capital of the Company shall be one million Saudi Riyals (SAR 1,000,000.00) divided into ten thousand (10,000) Shares with a par value of one hundred Saudi Riyals (SAR 100) each and, at the Formation Date:
(A)the Shareholders shall:
(1)pay their respective portion of the Initial Subscription Consideration in cleared funds for the account of the Company as soon as practicable (and in any event prior to the earlier of the date falling 90 days following the Formation Date and 5 Business Days prior to the Completion Date); and
(2)subscribe unconditionally in cash for, and shall procure that the Company shall allot and issue, credited as fully paid, to each Shareholder, the following Shares:

Shareholder	Number of Shares	Ownership Proportion	Initial Subscription Consideration
OFC	5000	50%	SAR 500,000
LanzaTech	5000	50%	SAR 500,000

(ii)The name of the Company shall be agreed between the Shareholders.

(iii)The registered address of the Company shall be agreed between the Shareholders.
(iv)On the Formation Date, the Company shall adhere to this Agreement as a Party pursuant to the Deed of Adherence attached as Schedule 9.
(v)The Board of the Company, as at the Formation Date, shall be made up of four (4) Directors (one of whom shall be the Chair) who shall be appointed by the Shareholders in accordance with clause 8.2.
(c)All costs associated with the formation of the Company shall be borne equally by the Shareholders.
(d)Promptly following the Formation Date, the Board shall procure and cause the Company to:
(i)make all such registrations as the Board determines are required to be made by or in respect of the Company in the Kingdom at such time, including with the ZATCA GOSI, the Ministry of Human Resources and Social Development and the Labour Office; and
(ii)procure that the Company opens a corporate bank account with a bank licensed in the Kingdom to receive funds and hold corporate bank accounts.
4.Completion
1.Timing
Completion shall take place 5 (five) Business Days following the satisfaction (or waiver in accordance with clause 2.2) of the Conditions (provided that the ABC Condition remains satisfied or has been waived in accordance with clause 2.2), or such other date as may be agreed in writing between the Shareholders.
2.Obligations of the Parties at Completion
(a)At Completion, the Shareholders shall procure that:
(i)a meeting of the Board is convened for the purpose of adopting the Initial Business Plan and Initial Budget; and
(ii)an internationally recognised firm of accountants are appointed as the auditors of the Company.
(b)Each Shareholder warrants to each other Shareholder on the terms set out clause 26.1, provided that such warranties are given by references to the facts, matters and circumstances existing as at the Completion Date.
3.Non-performance of obligations on Completion
(a)If any of the provisions of clause 4.2 are not complied with in any respect by any of the Parties on the date upon which Completion is proposed to take place, a Shareholder (who is not in breach of its obligations under clause 4.2) may in its absolute discretion (in addition and without prejudice to any other remedy available to it):
(i)defer Completion by a period of not more than 28 days to such other date as it may specify in such notice (and so that the provisions of this clause 4.3(a) shall apply to Completion as so deferred);
(ii)waive all or any of the requirements (save for those which it alone is responsible) contained or referred to in clause 4.2 at its discretion (and without prejudice to its rights under this Agreement) and proceed to Completion so far as practicable; or
(iii)terminate this Agreement without liability on its part (save in respect of claims arising out of any antecedent breach of this Agreement).
(b)If the Agreement is terminated in accordance with clause 4.3(a)(iii), the Shareholders shall meet to discuss in good faith (each acting reasonably) and agree on the process and steps required for the timely and efficient dissolution of the Company and shall share any costs associated with such dissolution in their respective Equity Proportion.
5.Business of the Company
1.The Business
(a)The Shareholders and the Company shall carry on the Business in the Territory and, if applicable, the Broader Territories in accordance with the terms of this Agreement.
(b)The Company shall carry on no business other than the Business unless approved by the Shareholders as a Reserved Matter.
2.Business Plan
(a)The Business shall be conducted in accordance with the Business Plan and Budget.
(b)The Business Plan and Budget shall be adopted, amended and replaced in accordance with clause 13.
3.Shareholders to procure compliance by Company
Each Shareholder shall, to the extent within its power as a Shareholder, procure that the Company complies with its obligations under this Agreement.
4.Employees
The Company may, from time to time, employ temporary or permanent staff (subject always to the Reserved Matters). The Company shall pay all remuneration and other costs associated with such employees including salaries, allowances, travelling and accommodation expenses.
6.Business Strategies
1.Overview

(a)The Shareholders acknowledge their respective strong preference to undertake the Business by way of Direct Project Investments and the Parties agree that they shall prioritise the origination, development and implementation of Direct Project Investments over Technology Licensing Transactions, to the extent such approach is commercially feasible.
(b)In connection with the furtherance of the Business:
(i)each of LanzaTech and OFC agree to undertake and provide those activities, supplies and services set out in clauses 7.1 or 7.2 (as the case may be) as applicable to the Company and to each Project SPV, at all times in accordance with the terms of this Agreement; and
(ii)notwithstanding that OFC is primarily responsible for the origination of potential opportunities in respect of Direct Project Investments and Technology Licensing Transactions, in the event that LanzaTech becomes aware of any potential opportunity in the Territory that might form part of the Business, LanzaTech shall as soon as reasonably practicable refer such opportunity to OFC and the Board for further consideration and referral pursuant to this clause 6.
2.Direct Project Investments
(a)OFC will seek to originate and co-develop (via the Company as the case may be) commercial scale Projects with industrial asset owners, gas emitters, or other third party feedstock providers, utilising the LT Ethanol Gas Fermentation Process for the production and sale of ethanol in the Territory and, where approved by the Shareholders as a Reserved Matter, the Broader Territories (in each case a "Direct Project Investment"). Each such Project shall be owned by a special purpose vehicle established to undertake the Project (in each case a "Project SPV").
(b)The ownership of each Project SPV will be agreed by the Shareholders on a case by case basis having regard to, amongst other matters, the nature of each Direct Project Investment opportunity and based on the following principles:
(i)the Company may hold a direct or indirect equity interest in each Project SPV. In addition, the Company shall be entitled to an upside sharing performance incentive pursuant to which it shall receive priority distribution of any such Equity Project SPV’s distributable cashflow based on achievement of certain Project return milestones (which shall be based in each case on the nature and specific attributes of the Project);
(ii)the relevant co-developer(s) may hold an equity interest in each Project SPV;
(iii)OFC shall be entitled to acquire (itself or via its Affiliate(s)) an equity interest in each Project SPV;
(iv)LanzaTech may:
(A)present each Direct Project Investment opportunity to the LT Preferred Partner, who may elect to acquire a direct or indirect equity interest in each Project SPV, subject always to the approval of the terms of such acquisition by the Shareholders as a Reserved Matter and clause 25.1 (Confidentiality); and / or
(B)elect to acquire (itself or via one or more of its Affiliate(s)) a direct or indirect minority equity interest in each Project SPV.
(v)If either the Company, OFC, LanzaTech and / or the LT Preferred Partner elect not to acquire (or in the case of the LT Preferred Partner, the Shareholders do not approve the acquisition by such LT Preferred Partner) all equity interests on offer (either directly or indirectly) in a Project SPV, the Shareholders may offer any remaining equity interest in such Project SPV to independent third parties on a case by case basis who may acquire such interest subject to the approval of the Shareholders as a Reserved Matter.
(c)Each Project shall provide that the Company is entitled to the offtake and marketing rights in respect of such Project’s production on the terms to be agreed by the Board and, in respect to an Independent Project, LanzaTech shall use reasonable endeavours to procure the offtake and marketing rights of such Independent Project.
(d)In respect of each Project, the Parties shall (or shall procure that their respective Affiliates shall) enter into those commercial agreements referred to in clause 6.5(b).
3.Technology Licensing Transactions
(a)OFC will seek to originate project opportunities with industrial asset owners, gas emitters, or feedstock providers in the Territory and, where approved by the Shareholders as a Reserved Matter, the Broader Territories who wish to develop independent commercial scale projects utilising the LT Ethanol Gas Fermentation Process (each an "Independent Project") to be licensed to such Independent Projects by LanzaTech pursuant to an LT Technology Licence Agreement (each a "Technology Licensing Transaction").
(b)Neither the Company nor any Shareholder (or their respective Affiliates) will own a direct or indirect equity interest in any Independent Project.
(c)In respect of each Technology Licensing Transaction, the Parties shall (or shall procure that their respective Affiliates shall) enter into those commercial agreements referred to in clause 6.6.
4.Decision to implement
(a)In accordance with clause 7.1, OFC shall present any new Direct Project Investment opportunity and / or Technology Licensing Transaction opportunity to the Board for its consideration and approval in accordance with this clause 6.4 (each an "Opportunity"). In presenting each Opportunity to the Board, OFC shall set out its assessment of the nature, scope and extent of the Opportunity which shall be accompanied with sufficient information (to the extent reasonably available) as will enable to Board to make an informed decision in respect of such Opportunity.
(b)Following the notification of an Opportunity, the Board:

(i)may request additional information relating to the Opportunity and OFC shall provide such information to the extent it is reasonably available;
(ii)shall as soon as reasonably practicable evaluate the relevant Opportunity and the suitability and commercial feasibility of such Opportunity including, as relevant, as an investment by the Company (to the extent it is a Direct Project Investment Opportunity); and
(iii)shall, if the Board determines such Opportunity is suitable and commercially feasible, present the Opportunity to the Shareholders (including all relevant information made available to them) for approval as a Reserved Matter.
(c)If the Shareholders approve the Opportunity as a Reserved Matter then the provisions of:
(i)clause 6.5 will apply in respect of a Direct Project Investment; and
(ii)clause 6.6 will apply in respect of a Technology Licensing Transaction.
(d)Subject to clause 6.4(e), if either the Board declines to present the Opportunity to the Shareholders, or the Shareholders decline the Opportunity, neither the Company nor the Shareholders (nor any of their respective Affiliates) shall be permitted to pursue such Opportunity independently.
(e)LanzaTech may independently pursue an Opportunity previously declined by the Board or the Shareholders (in accordance with this clause 6.4) (a “Declined Opportunity”) provided that:
(i)such Declined Opportunity was not declined by any LanzaTech Director or by LanzaTech (in its capacity as Shareholder), as the case may be;
(ii)LanzaTech shall pursue such Declined Opportunity solely as a licensing transaction where LanzaTech shall independently license the LT Ethanol Gas Fermentation Process to a third party but shall have no equity interest in the Opportunity; and
(iii)the terms of such Declined Opportunity have not materially changed (or become commercially more beneficial) from those originally presented to the Board or the Shareholders (as the case may be) in accordance with this clause 6.4.
5.Implementation of Direct Project Investments
(a)The Board will be responsible for the overall co-ordination of the development and implementation of any approved Direct Project Investment (subject to Shareholder approval as and when relevant) which may include, in respect to any Direct Project Investment undertaken by an Equity Project SPV, delegating such responsibilities to a project development committee established by the Board who shall report and make recommendations to the Board and otherwise perform their functions in accordance with the terms of reference to be agreed by the Board (the "Development Committee"). The Board and/or Development Committee (as applicable) shall coordinate with the Shareholders as may be required in relation to the provision of the Shareholder services set out in clause 7.
(b)In connection with an approved Direct Project Investment Opportunity:
(i)LanzaTech shall (or shall procure that its Affiliate shall):
(A)grant a licence of the LT Ethanol Gas Fermentation Process technology to each Project SPV on the terms of the LT Technology Licence Agreement, the final terms of which shall be approved by the Shareholders as a Reserved Matter;
(B)enter into a PDP Agreement and any other agreement as may be necessary or desirable in connection with the provision of the Ancillary Services and Supplies with the Project SPV, the final terms of which in each case shall be approved by the Shareholders as a Reserved Matter; and
(ii)each of OFC and LanzaTech shall (or shall procure that its respective relevant Affiliate shall) enter into a Consulting Services Agreement on or around the date on which the LT Technology Licence Agreement is executed.
6.Implementation of Technology Licensing Transactions
(a)As soon as reasonably practicable following the approval of any Technology Licensing Transaction Opportunity pursuant to clause 6.3, LanzaTech shall lead the negotiation and execution of such Technology Licensing Transaction and shall:
(i)keep the Shareholders and the Board regularly informed of the status of such negotiations;
(ii)regularly consult with OFC and the Board on the negotiation of the transaction documents (including in respect of the PDP Agreement, the LT Technology Licence Agreement, the EPC Agreement and any agreement in relation to the provision of Ancillary Services and Supplies) and provide each of OFC and the Board with any information or documents as reasonably requested by OFC and / or the Board; and
(iii)prior to final agreement and execution of any transaction documents (including the PDP Agreement, the LT Technology Licence Agreement, the EPC Agreement and any agreement in relation to the provision of Ancillary Services and Supplies) in relation to such Technology Licensing Transaction, share the proposed final form of the relevant agreement with the Board and the Shareholders, and shall procure that no transaction agreement is entered into by the relevant parties thereto unless and until such agreement has been approved by the Shareholders as a Reserved Matter.
(b)Following the implementation of any Technology Licensing Transaction. LanzaTech shall:

(i)promptly provide the Board with copies of the executed transaction agreements;
(ii)keep the Shareholders and the Board regularly informed (and at least on a quarterly basis) as to the status of each Technology Licensing Transaction;
(iii)as soon as practicable notify the Board and each Shareholder of all material non-routine facts, matters and things relating to the relevant Technology Licensing Transaction (including in relation to the PDP Agreement and the LT Technology Licence Agreement); and
(iv)consult with the Board and the Shareholders prior to taking any material decision in connection with the relevant Technology Licensing Transaction (including decisions related to any Transaction Document).
(c)LanzaTech shall (or shall procure that its Affiliate shall) grant a licence of the LT Ethanol Gas Fermentation Process technology to each Independent Project on the terms of the LT Technology Licence Agreement, the final terms of which shall be approved by the Shareholders as a Reserved Matter.
(d)In connection with an approved Technology Licensing Transaction Opportunity:
(i)LanzaTech shall (or shall procure that its Affiliate shall):
(A)grant a licence of the LT Ethanol Gas Fermentation Process technology to each Independent Project on the terms of the LT Technology Licence Agreement, the final terms of which shall be approved by the Shareholders as a Reserved Matter; and
(B)enter into a PDP Agreement and any other agreement as may be necessary or desirable in connection with the provision of the Ancillary Services and Supplies to the Independent Project, the final terms of which in each case shall be approved by the Shareholders as a Reserved Matter; and
(ii)each of OFC and LanzaTech shall (or shall procure that its respective relevant Affiliate shall) enter into a Consulting Services Agreement on or around the date on which the LT Technology Licence Agreement is executed.
7.Shareholder Services
1.OFC Services
In connection with and in furtherance of the Business, OFC shall (or shall procure that its Affiliates shall):
(a)originate and lead business development efforts in the Territory and the Broader Territories (as applicable);
(b)provide regulatory, government relations, consulting and advisory support and assistance for the facilitation of local permitting procedures and approvals necessary to proceed with the Business in the Territory and, if applicable, in the Broader Territories;
(c)recommend to the Board and, where appropriate, develop the engineering, procurement and construction (EPC) strategy for each Equity Project based on its existing relationships in the industry; and
(d)lead the arrangement of the capital consortium responsible for investment in respect of each Project.
2.LanzaTech Services
In connection with and in furtherance of the Business, LanzaTech shall (or shall procure that its Affiliates shall):
(a)provide all necessary or desirable:
(i)process design packages pursuant to a PDP Agreement; and
(ii)other development services, technical services, engineering services, EPC management services, start-up and operational services, and sale of microbes and media to the various Projects and in connection with the Technology Licensing Transactions (the “Ancillary Services and Supplies”); and
(b)license its (or its Affiliates’) technology to the Project SPVs owning and operating the Projects, and in connection with the Technology Licensing Transactions, substantively on the terms set out in the LT Technology Licence Agreement.
3.Secondment of employees
(a)The General Manager and CFO (to be appointed in accordance with the provisions of Part C - Management Team of Schedule 1) shall be seconded to the Company from their respective appointing Shareholder, and such appointing Shareholder shall be obliged to pay the salary, allowances, travelling and accommodation expenses, any other benefits (including death in service or personal injury benefits) and the employer's pension and national insurance contributions (or equivalent) of each of its nominated persons.
(b)If requested by the Board and approved by the Shareholders, a Shareholder shall second additional personnel to the Company on terms to be agreed ("Additional Secondee"). If the Board determines that any Additional Secondee is unsuitable for employment, it may require the Shareholder to withdraw and replace the person or take such other steps as the Board may deem necessary or expedient.
(c)Each Shareholder shall pay the salary, allowances, travelling and accommodation expenses, any other benefits (including death in service or personal injury benefits) and the employer's pension and national insurance contributions (or equivalent) of each of its Additional Secondee's seconded to the Company.
(d)Each Shareholder shall procure that:

(i)the Company obtains insurance against all Losses which the Company may suffer or incur arising out of:
(A)the acts or omissions; or
(B)the personal injury or death,
of any seconded personnel (including all Losses suffered or incurred as a result of defending or settling any claim alleging any such liability); and
(ii)the Company indemnifies each Shareholder on demand from all Losses which the Shareholder may suffer or incur arising out of:
(A)the acts or omissions; or
(B)the personal injury or death,
of any seconded personnel (including all Losses suffered or incurred as a result of defending or settling any claim alleging any such liability).Marketing and offtake arrangements
4.Marketing and offtake
In respect of any marketing and offtake arrangements in relation to a Project, the Board shall manage such marketing and offtake arrangements and develop and implement a marketing and offtake plan in accordance with the Business Plan and Budget, or as otherwise approved by the Shareholders in accordance with clause 8.4.
8.Directors and management
1.Supervision by the Board
The Board shall have responsibility for the overall direction, supervision and management of the Company and the Business, subject to the Reserved Matters and the terms of this Agreement.
2.The Board
(a)Subject always to clause 8.2(b), for so long as each Shareholder holds an equal 50% Equity Proportion, each Shareholder shall be entitled to appoint, replace and remove a maximum of two (2) Director's each.
(b)If at any time following Completion, a Shareholder's Equity Proportion is reduced to less than 50%, the appointment rights set out in clause 8.2(a) shall cease to apply from such time and, thereafter (until such time as each Shareholder again holds an equal 50% Equity Proportion (at which time clause 8.2(a) shall again apply)), a Shareholder shall be entitled to appoint, replace and remove one Director for each of its whole 25% holding of Shares:

Equity Proportion	Directors
Less than 25%	Zero

25% but less than 50%	One
50% but less than 75%	Two
75% but less than 100%	Three
100%	Four

(c)Directors shall be appointed and removed in accordance with the provisions of Part A of Schedule 1.
(d)OFC shall be entitled to appoint, replace and remove the Chair of the Board, who shall be one of the OFC Directors.
(e)Meetings of the Board shall be held and resolutions of the Board passed in accordance with the provisions of Part B of Schedule 1.
3.Management Team
(a)The Company's management team shall consist of:
(i)the General Manager;
(ii)the CFO; and
(iii)the holders of such other roles reporting directly to the General Manager as the Shareholders may determine from time to time (the "Management Team").
(b)The General Manager shall:
(i)manage the day-to-day operations of the Company in the best interests of the Company and in accordance with the specific powers delegated to him or her (and any specific direction provided) by the Board and in accordance with the Business Plan and Budget;
(ii)be responsible to and shall report to the Board and shall keep the Board fully informed at all times as to the operation, activities and status of the Company and its Subsidiaries; and
(iii)provide the Board with a written report as may be requested by the Board from time to time and in any case by no later than the fifteenth day of each month detailing the progress of the Business.
(c)The CFO shall:
(i)manage the financial affairs of the Company in accordance with the specific powers delegated to him by the Board and in accordance with the Business Plan and Budget;

(ii)be responsible to and shall report to the Board and the General Manager and keep the Board and General Manager fully informed as to the financial affairs of the Company and its Subsidiaries; and
(iii)provide the Board with periodic written reports as may be requested by the Board or the General Manager from time to time.
(d)The Management Team shall be appointed and removed in accordance with the provisions of Part C - Management Team of Schedule 1.
4.Shareholder meetings
Subject to the Reserved Matters, meetings of the Shareholders shall be held and resolutions of the Shareholders passed in accordance with the provisions of Part D of Schedule 1.
9.Reserved Matters
1.Subject to clause 11.3 and clause 20.3(a)(ii), the Company shall not take any of the actions listed in Schedule 2 (the "Reserved Matters") without the prior approval of Shareholders with a combined Equity Proportion of at least 75%.
2.Method of approving Reserved Matters
The Shareholders may give their approval under clause 9.1:
(a)in writing, signed by that Shareholder;
(b)by voting in favour of a separate and specific resolution of the Shareholders to approve the Reserved Matter (either at a meeting of the Shareholders or in writing); or
(c)by simple majority Board approval at a duly convened Board meeting provided that such majority includes the approval of those Directors representing Shareholders holding a combined Equity Proportion of at least 75%, in each case where the notice or vote expressly states that it constitutes approval for the purposes of clause 9 of this Agreement.
3.Approval in the Business Plan or Budget
The approval of any Business Plan or Budget shall be deemed to be an approval of any matter expressly set out in that Business Plan or Budget that would otherwise require approval in accordance with clause 9.1.
4.Actions taken without approval
If a decision in relation to any Reserved Matter is made other than in accordance with this clause 9:
(a)the Company shall immediately notify the Shareholders; and
(b)each Shareholder may, in its sole and absolute discretion, give or not give its retroactive approval in accordance with clause 9.2, provided that, if any Shareholder does not give retroactive authorisation, the Shareholders and the Company shall take all necessary action to cancel or reverse the decision or action.
5.Information in respect of Reserved Matters
As early as possible in advance of any decision relating to a Reserved Matter, the Company shall give to the Shareholders all information reasonably necessary to enable them to make an informed decision with respect to the Reserved Matter to be decided and will promptly provide to the Shareholders any additional information that they may reasonably request before the decision.
6.Decisions to be made expeditiously
(a)Each Shareholder shall use reasonable efforts to procure that any decision regarding any of the Reserved Matters is expeditiously made.
(b)Where a Shareholder does not approve a proposal in respect of a Reserved Matter, it shall promptly notify the other Parties.
10.Deadlock
1.Deadlock Notice
If:
(a)there is no quorum at two consecutive Shareholder meetings convened to consider a Reserved Matter; or
(b)the Shareholders are unable to reach a decision on any matter requiring Shareholder approval (including Reserved Matters) by reason of disagreement between themselves, then a deadlock shall be deemed to have occurred in relation to the matter. Whenever a deadlock is deemed to have occurred, either Shareholder may, within fifteen (15) Business Days of the event that has given rise to the deadlock, serve a notice in writing (a "Deadlock Notice") to the other Shareholder and the Company stating that in its opinion a deadlock has occurred, and identifying the matter over which the Shareholders are deadlocked.
2.Referral to senior management
The Shareholders undertake that within a period of five (5) Business Days following service of the Deadlock Notice they shall forthwith refer the matter which has given rise to the deadlock to the senior executives of each of the Shareholders who shall meet within fifteen (15) Business Days of the date of issue of the relevant Deadlock Notice and each use all reasonable endeavours in good faith to resolve the deadlock.
3.Referral to mediation
If any deadlock is not resolved in accordance with clause 10.2 within ten (10) Business Days of the first meeting of the senior executives of each of the Shareholders, then the Shareholders shall thereafter, acting reasonably, retain the services of an expert and independent business mediator to meet with senior representatives of both Shareholders to attempt to resolve the subject matter of the Deadlock, including making non-binding recommendations to the Shareholders as to the appropriate course of business conduct. This process shall not extend beyond thirty (30) days of the date of appointment of such independent business mediator.
4.Unresolved Deadlock
If any deadlock is not resolved following referral to mediation in accordance with clause 10.3, then such deadlock shall be deemed not to have been approved by the Shareholders’ and the Company shall retain the position in respect to such deadlock that existed immediately prior to such deadlock.
11.Conflicts of interest
1.Application of this clause
(a)The provisions of this clause 11 apply in the event that a Conflict Matter arises or exists in connection with a Shareholder (the "Conflicted Shareholder") and apply notwithstanding any other provision of this Agreement to the contrary.
(b)The restrictions set out in this clause 11 may be waived, either in writing or by a vote in favour of a resolution:
(i)in relation to a Conflicted Shareholder, by the other Shareholder; or
(ii)in relation to any Director nominated by the Conflicted Shareholder (a "Conflicted Director"), by each other Director.
2.Disenfranchisement
In relation to any Board or Shareholder meeting or resolution where a Conflict Matter is or is to be considered:
(a)the Shareholder who is not the Conflicted Shareholder may elect not to permit the Conflicted Shareholder or Conflicted Director to participate in any discussions of the Conflict Matter;
(b)the Conflicted Shareholder or any Conflicted Director shall not be entitled to vote in relation to the Conflict Matter, and any vote or purported vote shall be disregarded for the purposes of determining whether a resolution in respect of a Conflict Matter has passed; and
(c)the presence or vote of the Conflicted Shareholder or any Conflicted Director shall not be required in order to meet any quorum requirement set out in this Agreement or pass any resolution and, if any meeting would be quorate or resolution validly passed but for the absence or vote of the Conflicted Shareholder or Conflicted Director, the meeting shall be deemed to be quorate or resolution shall be deemed to be validly passed, as applicable.

3.Reserved Matters
To the extent that any decision in connection with a Conflict Matter requires approval as a Reserved Matter, a Conflicted Shareholder's approval shall not be required and the relevant approval threshold set out in clause 9.1 shall be deemed adjusted accordingly.
4.Restrictions on access to information
(a)Subject to clause 11.4(b), the Company may, and shall if directed by any other Shareholder:
(i)restrict a Conflicted Shareholder's and any Conflicted Director's access to any information in relation to a Conflict Matter, including information or advice received in connection with the Conflict Matter; or
(ii)not provide a Conflicted Shareholder or a Conflicted Director with copies of any minutes, records of deliberations or copies of resolutions to the extent related to the Conflict Matter.
(b)Nothing in clause 11.4(a) shall require or entitle the Company to do anything that would result in it not complying with:
(i)the terms of any Related Party Transaction approved in accordance with this Agreement; or
(ii)applicable Law or Regulation.
12.Accounts and Information
1.Books and records
The Company shall:
(a)maintain accurate and complete accounting and other financial records in accordance with applicable Law, Regulation and the Accounting Standards;
(b)maintain accurate and complete Tax records and related documents, including computations of Tax and correspondence with Tax Authorities, in accordance with the requirements of applicable Law and Regulation; and
(c)retain all records for a period of at least ten (10) years following the end of the year to which the record relates.
2.Provision of accounts to the Shareholders
The Company shall deliver to each Shareholder:
(a)within 120 days of the end of the Financial Year to which they relate, audited consolidated annual accounts for the Company;
(b)within 60 days of the end of the Financial Year to which they relate, draft unaudited consolidated annual accounts for the Company;

(c)within 30 days of the end of each quarter, the unaudited management accounts for the Company made up to and as at the end of the month; and
(d)within 30 days of the end of each quarter, a report from the Board on the financial position and affairs of the Company in respect of that quarter and, cumulatively, for the current Financial Year.
3.Access to information
(a)The Company shall, on reasonable notice, provide each Shareholder and its representatives with access, during normal business hours, to:
(i)its premises and assets;
(ii)inspect and take copies of its books, records and other information; and
(iii)the Directors, Management Team or its auditor to discuss the affairs, finances and accounts of the Company.
(b)The Company shall ensure that all information that is given to one Shareholder (except for information relating to that Shareholder only) is circulated at the same time to the other Shareholders.
(c)The provisions of clauses 12.3(a) and 12.3(b) are subject to:
(i)clause 11.4, in respect of Conflict Matters; and
(ii)the Disclosure Restrictions.
13.Business Plan and Budget
1.Initial Budget and Initial Business Plan
The budget and business plan relating to the Company as at the Completion Date shall be the Initial Budget and Initial Business Plan.
2.Subsequent Business Plans and Budgets
(a)From the Completion Date, the Board shall procure that, not less than 60 days before the end of each Financial Year, a draft updated Budget and Business Plan for the next Financial Year is prepared and provided to the Shareholders for their reasonable inspection and comment.
(b)The Shareholders shall consider, vote on and communicate their decision as to whether to approve, as a Reserved Matter, the draft Budget and the draft Business Plan in accordance with clause 9.1 no later than 30 days following the submission of the drafts by the Board.
(c)The Shareholders may approve a draft Budget or Business Plan with or without amendment and, following that approval, the draft Budget and draft Business Plan (as amended, if applicable) shall replace the previous Budget and Business Plan.
3.Each Business Plan shall include, in respect of the Company and its Subsidiaries:

(a)the Company's overall strategy for the period covered by the Business Plan, which shall be the forthcoming five (5) Financial Years, with appropriate explanations and supporting materials;
(b)a forecast of revenue, operating profit and cash flow for the relevant five (5) calendar year period;
(c)a capital expenditure plan setting out:
(i)in respect of each Equity Project, the amounts available for capital investments, fixed assets, and for working capital purposes (including gross amounts and details of specific expenditure in excess of the Agreed Threshold); and
(ii)the projected amount of additional funding required from the Shareholders for capital investment in respect of any Equity Project(s) or otherwise (the "Capex Plan");
(d)a marketing and offtake plan and budget for the marketing and offtake of product pursuant to clause 7.4;
(e)details of dividends or other distributions proposed to be made to the Shareholders in accordance with clause 14; and
(f)details of the assumptions used.
4.Each Budget shall include, in respect of the Company, a detailed budget including a detailed breakdown of:
(a)expected monthly consolidated sales and production volumes of the Company and each Project, revenues, sales, operating expenses, operating results and net interest expenses, and EBITDA and EBIT on the basis of the foregoing;
(b)expected monthly capital expenditures and cash flow of the Company and each Equity Project;
(c)expected consolidated profit and loss account; and
(d)expected funding requirements of the Company and each Equity Project and the proposed methods of meeting those requirements, including through funding to be provided by Shareholders.
5.Default Business Plan and Budget
If an updated Budget and/or Business Plan is not approved by the Shareholders by the first day of a Financial Year, the Company shall continue to be operated on the basis set forth in the last-approved Budget and/or Business Plan (as applicable), save that:
(a)where some but not all line items of a proposed updated Business Plan or Budget have been approved in accordance with clause 9.1, such line items shall for all purposes replace the equivalent line items of the last-approved Business Plan or Budget;

(b)any extraordinary provisions in the Business Plan or Budget that are specific to the Financial Year for which they were initially adopted and which were not intended to cover any other periods shall be disregarded;
(c)the Business Plan and Budget (other than those line items replaced under clause 13.5(a) above) shall be adjusted for inflation in line with the Kingdom Consumer Price Index (CPI) (or equivalent); and
(d)the Company may expend such capital and operating expenditure as shall be required to safeguard the integrity of the Business, maintain normal operations and meet existing contractual commitments.
14.Distributions
1.Distribution Policy
(a)The Shareholders intend that the Company shall distribute to the Shareholders the maximum amount of cash available for distribution:
(i)that is permitted under applicable Law (as confirmed by the Company's auditors, if clause 14.1(b) applies);
(ii)if, and only to the extent that, funding by the Shareholders is no longer required (as provided for in the applicable Business Plan and Budget) and payment of the distribution could not reasonably be expected to result in the Shareholders being required to provide funding to the Company;
(iii)if, and only to the extent that, the distributions are permitted under the terms of any financing arrangement or agreements that are binding on the Company (including the repayment of any Shareholder loans, which shall be repaid in accordance with their terms in priority to any distributions in accordance with paragraph 3 of Part A - General Provisions of Schedule 3); and
(iv)after subtracting the amounts that the Board considers (having regard to all other sources of funding available to the Company) should be retained in order to:
(A)meet reasonably foreseeable commitments and contingencies;
(B)meet all expenditure requirements for the following Financial Year as anticipated in the latest approved Budget and the Business Plan; and
(C)maintain the sound financial standing of the Company,
(the "Distribution Policy").
(b)The Company auditors shall be instructed to report (at the expense of the Company) the amount of cash that is (or would, upon distribution to the Company by the Subsidiaries of the cash available and permitted by applicable Law for that purpose, be) available for distribution by the Company at the same time as they sign their report on the Company's audited accounts for the relevant Financial Year.

(c)The Shareholders may agree to amend or replace the Distribution Policy from time to time as a Reserved Matter.
2.Distributions
To the extent that cash is available for distribution in accordance with the Distribution Policy, the Company:
(a)shall make a distribution to the Shareholders in accordance with the Distribution Policy as soon as reasonably practicable after the approval of the Company's audited accounts for a Financial Year; and
(b)may make interim distributions to the Shareholders from time to time on the basis of the Company's unaudited management accounts.
3.Defaulting Shareholder Distributions
Where any Shareholder is a Defaulting Shareholder, the Parties agree that the Company shall retain and hold any distributions approved and declared for the benefit of such Shareholder for so long as it remains a Defaulting Shareholder.
15.Financing
1.Initial Equity Financing
The initial funding of the Company will be in accordance with clause 3.4(b) and, thereafter, as set out in the Initial Business Plan and Initial Budget.
2.No general obligation to fund
Subject to clause 15.3, no Shareholder shall be obliged to provide:
(a)any funding to the Company, unless called by the Board in accordance with clause 15.3(a)(i) or 15.3(a)(ii) or the funding is otherwise unanimously agreed by the Shareholders; or
(b)guarantees or security for any indebtedness of the Company.
3.Required Shareholder funding
(a)The Board may request funding from the Shareholders from time to time in accordance with Part B – Issue of Securities of Schedule 3:
(i)to the extent that the relevant Shareholder funding is expressly provided for in the Budget or Business Plan; or
(ii)to the extent otherwise approved as a Reserved Matter; or
(iii)where the Board, subject to first having considered all reasonable alternatives and having consulted with the Shareholders to the extent reasonably practicable, has resolved that such funding is required to cure, prevent or avoid an Emergency Funding Event (“such funding being “Emergency Funding”).

(b)Any failure by a Shareholder to provide funding where requested under clauses 15.3(a)(i) or 15.3(a)(ii) shall be a Material Breach of this Agreement, unless a Shortfall Loan is extended in respect of such failure by a Funding Shareholder pursuant to paragraph 5 of Part B – Issue of Securities of Schedule 3.
16.Issue of Securities
1.General prohibition on issue of Securities
The Company shall not issue any Securities (or grant any right to be issued or granted Securities) unless the issue is:
(a)approved as a Reserved Matter; or
(b)made in respect of Shareholder funding extended pursuant to clause 15.3;
2.General provisions
The provisions of Schedule 6 shall apply to all issues or grants of Securities.
17.Disposals of Securities
1.Restrictions on Disposal
No Shareholder (the "Transferring Shareholder") may Dispose of any Security to any person (a "Transferee"):
(a)during a period of seven (7) years from the Completion Date (the "Lock-Up Period"), other than as permitted under clause 18.1 (Permitted Transferees);
(b)following the Lock-Up Period, other than a Disposal that is:
(i)permitted under clause 18.1 (Permitted Transferees);
(ii)a transfer under clause 20.2 (Default Notice); or
(iii)a sale in accordance with clause 19 (Pre-emption rights);
(c)notwithstanding paragraphs (a) and (b) above, where such Disposal:
(i)is to a Prohibited Person; or
(ii)would result in a breach by the Company or any Subsidiary of the terms of any binding shareholder agreement or binding financing agreement to which the Company or any Subsidiary is subject.
2.Disposals and Stapling
Other than with the prior written consent of the other Shareholders or as permitted under clause 18.1 (Permitted Transferees), a Transferring Shareholder may Dispose of Securities to a Transferee only if:
(a)the Disposal is of all, and not some only, of the Transferring Shareholder's Securities; and

(b)the Transferring Shareholder, at the same time, transfers to the same Transferee the same proportion of the Transferring Shareholder's holding of each other class of Security.
3.General provisions
The provisions of Schedule 6 shall apply to all Disposals of Securities.
4.Obligation to notify offers
Each Shareholder shall promptly notify each other Shareholder if it receives a written proposal from any proposed Transferee (including the identity of that person) or if it appoints any advisers in relation to a Disposal of any or all of its Securities.
5.Intention of this Agreement
The Shareholders acknowledge that the provisions of clauses 17 to 19 are intended to apply to all Disposals of Securities, and all transactions having the effect of a Disposal, and accordingly no Shareholder may enter into or use any structure, transaction or arrangement intended to circumvent the rights of the other Parties set out in these clauses.
18.Permitted Transferees
1.Permitted Transferees
(a)Without prejudice to Schedule 6, a Shareholder may, at any time:
(i)Dispose of its Securities to any person, with the prior written consent of the other Shareholder(s); or
(ii)transfer all or part of its Securities to a Permitted Transferee.
(b)If a Shareholder wishes to transfer all or part of its Securities to a Permitted Transferee, that Shareholder must first provide at least 10 Business Days' written notice to the other Parties, attaching:
(i)all information that may be reasonably necessary to demonstrate that the Transferee is a Permitted Transferee; and
(ii)evidence of the financial, operational and administrative capabilities of the proposed Transferee and its ability to perform its obligations under this Agreement.
2.Obligation to retransfer
In the case of a transfer to a Permitted Transferee, if that Permitted Transferee ceases or will cease to be a Permitted Transferee of the Transferring Shareholder (the "Original Shareholder"), that person and the Original Shareholder shall:
(a)promptly inform the other Parties; and
(b)procure that the Securities are transferred to:
(i)the Original Shareholder or another of its Permitted Transferees; or

(ii)if the Original Shareholder has subsequently undergone a Change of Control, to the Original Shareholder's Ultimate Controller or one of its Permitted Transferees,
in each case, before the Transferee ceases to be a Permitted Transferee of the Original Shareholder.
3.Obligation to guarantee
Before completing a transfer to a Permitted Transferee, the Original Shareholder shall, if reasonably required by any other Shareholder, enter into a guarantee of the proposed Permitted Transferee's obligations under this Agreement on terms reasonably satisfactory to each other Shareholder.
4.Partial transfers
If an Original Shareholder transfers some (but not all) of the Securities owned by it to a Permitted Transferee:
(a)the Original Shareholder and the Permitted Transferee shall be treated as one Shareholder and their respective Equity Proportions shall be aggregated for all purposes under this Agreement;
(b)the Original Shareholder shall, notwithstanding the transfer, exercise all of the rights of a Shareholder under this Agreement on behalf of itself and the Permitted Transferee and shall be responsible for performing, or procuring the performance of, all the obligations of the Permitted Transferee under this Agreement, and the Original Shareholder and the Permitted Transferee shall be jointly and severally liable in respect of the same; and
(c)all other Shareholders shall be required to deal with, make payments to or accept payments from and deliver notices to or accept notices from only the Original Shareholder on behalf of itself and its Permitted Transferee together in relation to any matter arising under this Agreement.
5.Other transfers or issues to Permitted Transferees
In the event that a Permitted Transferee of a Shareholder acquires Securities in accordance with this Agreement other than by a transfer from that Shareholder, the provisions of clauses clause 18.1(b) to clause 18.4 will apply mutatis mutandis:
(a)with references in those clauses to a transfer by an Original Shareholder being deemed to be references to the relevant acquisition or issue; and
(b)as though the Securities acquired or issued by the Permitted Transferee had been transferred to it by that Shareholder.
19.Pre-emption rights
Following the Lock-Up Period, if a Transferring Shareholder wishes to sell any of its Securities (other than under clause 18.1), the provisions of Schedule 4 shall apply.

20.Events of Default
1.Events of Default
An "Event of Default" shall occur in respect of a Shareholder (a "Defaulting Shareholder") if:
(a)the Defaulting Shareholder is subject to a Change of Control;
(b)the Defaulting Shareholder or any person who Controls that Defaulting Shareholder is subject to an Insolvency Event;
(c)the Defaulting Shareholder or a person who Controls that Defaulting Shareholder becomes subject to Sanctions, breaches any Anti-Corruption Laws or Anti-Money Laundering Laws, or is otherwise prohibited by applicable Law or Regulation from complying with any material obligation under this Agreement;
(d)the Defaulting Shareholder is in Material Breach and, if the Material Breach is reasonably capable of remedy, the breach remains un-remedied by the date that falls 30 days after the Defaulting Shareholder has received a notice from the other Shareholder requiring remedy of the breach; or
(e)the Defaulting Shareholder fails to provide information reasonably requested by another Party to determine whether an Event of Default under clauses 20.1(a) to (d) above have occurred in relation to that Defaulting Shareholder, to the reasonable satisfaction of that other Party within 30 days of such a request.
2.Default Notice
(a)If an Event of Default occurs the Defaulting Shareholder must immediately notify the Company and the other Shareholder (a "Non-Defaulting Shareholder").
(b)If an Event of Default has occurred, any Non-Defaulting Shareholder may deliver a notice to each other party (a "Default Notice").
(c)If a Default Notice is delivered the provisions of Schedule 8 shall apply.
3.Suspension of Defaulting Shareholder's rights
(a)Upon delivery of a Default Notice:
(i)all rights (but not obligations) of the Defaulting Shareholder under this Agreement shall automatically be suspended;
(ii)the Defaulting Shareholder's approval shall not be required for any Reserved Matter;
(iii)the quorum for a meeting of the Shareholders shall not require the attendance of the Defaulting Shareholder;
(iv)the Directors nominated by the Defaulting Shareholder shall not be entitled to vote at a meeting of the Board, any committee to which they are appointed,

and the quorum for those meetings shall not require the attendance of any such Directors; and
(v)if the Event of Default is referred to in clause 20.1(c), the Defaulting Shareholder shall not be entitled to receive, and the Company shall hold as trustee, all dividends, distributions, principal and interest payable in respect of its Securities until such time as the Company (acting reasonably) considers that a payment of funds to the Defaulting Shareholder is permitted pursuant to the applicable Sanctions.
(b)The restrictions set out in clause 20.3(a) shall cease to apply in accordance with paragraph 7 of Schedule 8.
4.Permitted Transferees of the Defaulting Shareholder
If any Securities are held by a Permitted Transferee of a Defaulting Shareholder, this clause 20 and Schedule 8 shall apply in respect of the Permitted Transferee and the Securities held by it mutatis mutandis.
5.Not sole remedy
The provisions of this clause 20 are without prejudice to a Party's right to make any claim or seek any other remedy permitted by this Agreement in respect of an Event of Default.
21.Company covenants
1.Insurance
The Company shall maintain, with a well-established and reputable insurer, adequate insurance against all risks usually insured against by companies carrying on the same or similar business to the Business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature.
2.Approvals and licenses
The Company shall use its best endeavours to maintain in full force and effect, and comply with, all approvals, consents and/or licences necessary for the conduct of the Business.
22.Shareholder covenants
1.Restrictive Covenants
Each Shareholder covenants with the other Shareholder and the Company that, except with the consent in writing of the other Shareholder or as permitted under clauses 22.2:
(a)for so long as it, or any Affiliate of it, remains a member of the Company, it will not and shall procure that its Affiliates will not, either on its own account or in conjunction with or on behalf of any other person, and will not attempt to:
(i)within the Territory, carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, partner, agent, licensor, offtaker or otherwise, in carrying on any business that competes with the

Business (other than as a holder of a non-Controlling interest in that business); or
(ii)solicit or entice away or attempt to solicit or entice away from the Company or any Subsidiary, any person who is a Director, or employed by or seconded to in a managerial, supervisory, technical or sales capacity, or engaged as a consultant to, the Company or any Subsidiary and who remains so employed, seconded or engaged immediately before the relevant breach of this clause 22.1(a)(ii) (whether or not that person would commit a breach of contract by reason of leaving the employment, secondment or engagement).
2.Exceptions from restrictions
(a)Clause 22.1(a)(i) shall not restrict or otherwise prevent OFC or any of its Affiliates from being engaged, concerned or interested, directly or indirectly, whether as shareholder, director, partner, agent or otherwise, in any business that competes with the Business where OFC or its Affiliates do not Control the management and/or operational activities relating to such business.
(b)Clause 22.1(a)(ii) shall not restrict or otherwise prevent a Shareholder or its Affiliates from soliciting for employment, employing or engaging any such person who:
(i)has responded independently to a general (non-targeted and bona fide) advertisement placed by or on behalf of the Shareholder or its Affiliate;
(ii)responds to an approach made by a third party recruitment agency without that person having first been identified to that agency by or on behalf of the Shareholder, provided that no offer of employment is subsequently made to that person; or
(iii)contacts the Shareholder or one of its Affiliates directly on that individual's own initiative.
3.LanzaTech technology
LanzaTech undertakes to the other Parties that it shall not license, share or otherwise make available its LT Ethanol Gas Fermentation Process technology in the Territory to any person within the Territory other than in respect to an approved Direct Project Investment and / or a Technology Licensing Transaction in accordance with clause 6 of this Agreement or as otherwise approved by the Shareholders as required by this Agreement.
23.Warranties
Each of the Shareholders warrants to the other that, as at the date of this Agreement:
(a)it has been duly incorporated and is validly existing and in good standing under the state or jurisdiction of its incorporation;
(b)it has obtained all corporate authorisations required to empower it to enter into this Agreement and to perform its obligations under it in accordance with its terms;

(c)neither the entry into this Agreement nor the implementation of the transactions contemplated by this Agreement by it will:
(i)violate or conflict with the provisions of its constitutional documents;
(ii)to its knowledge, amount to a violation or breach of any applicable Law or Regulation in any relevant jurisdiction;
(iii)amount to a violation or default with respect to any relevant order, decree or judgment of any court or any Competent Authority in any jurisdiction to which it is a party or by which it is bound; or
(iv)result in a breach of, or constitute a default under, any instrument to which the it is a party or by which it is bound, which breach or default is material in the context of the transactions contemplated by this Agreement;
(d)this Agreement constitutes (or will on execution constitute) valid and legally binding obligations of the Shareholder; and
(e)no Insolvency Event has occurred, or could reasonably be expected to occur, in respect of that Shareholder or any person who Controls that Shareholder.
24.Term and termination
1.Termination
This Agreement can be terminated only in accordance with the following provisions of this clause 24.
2.Termination events
This Agreement shall terminate:
(a)at any time if all Shareholders agree in writing;
(b)by either Shareholder (the "Terminating Shareholder") by giving written notice to the Company and each other Shareholder (the "Non-Terminating Shareholder(s)"):
(i)on the date falling ten (10) years following the date of this Agreement if the cumulative installed capacity in respect of all Projects is less than 250,000 mtpa;
(ii)at any time after 31 December 2024, in the event that the Company has not taken at least one positive final investment decision in respect of an Equity Project (the "First FID");
(iii)at any time after 31 December 2026, in the event that commercial operations (as such term (or equivalent term) is defined under the relevant Project EPC contract) have not been achieved in respect of at least one Project; and
(iv)on the date falling two (2) years from the First FID, in the event that the Company has not taken a final investment decision in respect of a second Equity Project;

(c)automatically on the first date upon which all of the Securities are owned by one Shareholder; or
(d)in accordance with clause 2.4 and 4.3.
3.Effect of termination
(a)If the Shareholders elect to terminate the Agreement in accordance with clause 24.2(a), 24.2(b) or 24.2(d), the Shareholders shall meet to discuss and agree, acting reasonably and in good faith, on the process and steps required for the dissolution of the Company and / or the exit of the Shareholders from the Company (as applicable) and, where the Company is dissolved, shall share any costs associated with such dissolution in their respective Equity Proportions.
(b)The occurrence of any of the events specified in clause 24.2 shall not:
(i)relieve any Party from any liability or obligation for any matter, undertaking or condition that has not been done, observed or performed by that Party before the termination of this Agreement;
(ii)affect the Surviving Provisions which shall remain in full force and effect and continue to bind the Parties; and
(iii)affect the Parties' accrued rights and obligations as at the date of the event.
25.Confidentiality and announcements
1.Confidentiality
(a)Subject to clause 25.1(b), in relation to Confidential Information that is not Commercially Sensitive Information during the term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement for any reason whatsoever, each Party shall:
(i)keep such Confidential Information confidential; and
(ii)not use such Confidential Information for any purpose other than exercising its rights and performing its obligations under this Agreement and/or any Transaction Document to which they are party and in connection with:
(A)in the case of a Shareholder, the monitoring and holding of its investment in the Company; and
(B)in the case of the Company, the management of the Business and the Company.
(b)Subject to clause 25.1(c) , in relation to Commercially Sensitive Information during the term of this Agreement and for a period of fifteen (15) years after termination or expiration of this Agreement for any reason whatsoever, each Party shall:
(i)keep the Commercially Sensitive Information confidential; and

(ii)not use the Commercially Sensitive Information for any purpose other than exercising its rights and performing its obligations under this Agreement and/or any Transaction Document to which they are party and in connection with:
(A)in the case of a Shareholder, the monitoring and holding of its investment in the Company; and
(B)in the case of the Company, the management of the Business and the Company.
(c)The obligations contained in clauses 25.1(a) and 25.1(b) shall not apply to any disclosure of Confidential Information:
(i)that is expressly consented to in writing by the party to which the Confidential Information relates;
(ii)that is required to be disclosed by applicable Law or Regulation, provided that, to the extent permitted by applicable Law or Regulation, the Party making the communication will consult with the other Parties in advance as to the form, content and timing of the communication;
(iii)that has previously become publicly available other than through breach of this Agreement or any other Transaction Document;
(iv)that was already known to a Party (without any obligation of secrecy);
(v)that subsequently comes lawfully into the possession of a Party from a third party (without any obligation of secrecy);
(vi)by a Party to:
(A)any of its Affiliates, or its or its Affiliates' directors, officers and employees; and
(B)any professional adviser, financial adviser, technical adviser, banker, financier, consultant, sponsor, broker, credit rating agency, insurer, re-insurer, underwriter or auditor of that Party, who in each case reasonably needs to know the information and provided that that Party procures their compliance with this clause 25;
(vii)to obtain any Mandatory Consent or other consent of any third party to any requirement of, or to any act under, this Agreement or which is otherwise required under the terms of this Agreement, provided that the relevant Party uses reasonable endeavours to ensure that that information is kept confidential and not used for any other purpose;
(viii)to any (i) bona fide potential third party purchaser of some or all of a Shareholder's Securities; or (ii) the LT Preferred Partner in connection with a Direct Project Investment Opportunity, and in each case such persons professional advisers, financiers, insurers and re-insurers, subject to the Disclosure Restrictions and provided that:
(A)the disclosure is only to the extent that any such persons need to know the information for the purpose of considering, evaluating, advising on or furthering the potential purchase or Opportunity;
(B)before disclosure, such persons executes a confidentiality undertaking for the benefit of the Company and Shareholders in respect of the information to be provided, on terms at least as strict in all material respects as contained in this clause 25, save that:
(1)the permitted disclosures in clauses 25.1(c)(vii) to (viii) shall not be included; and
(2)the duration of the obligations shall be in accordance with customary market practice at the relevant time; and
(C)no Confidential Information that would be prejudicial to the commercial interests of the Company or any Shareholder is disclosed;
(ix)that is disclosed in accordance with Schedule 6; or
(x)in an announcement made in accordance with clause 25.2.
2.Announcements
Subject to the provisions of clause 25.1, no disclosure or announcement relating to the existence, terms or subject matter of this Agreement shall be made or issued by or on behalf of any Party of which that Party is a member without the prior written approval of the other Parties (which approval may be subject to reasonable conditions but shall otherwise not be unreasonably withheld or delayed) provided that:
(a)these restrictions shall not apply to any disclosure or announcement if and to the extent required by any applicable Law, Regulation or Competent Authority; and
(b)the Party making the communication shall use its reasonable endeavours to consult with the other Parties in advance as to the form, content and timing of the communication.
26.Anti-Corruption; Anti-Money Laundering; Sanctions
1.Warranties of the Shareholders
Each Shareholder warrants to each other Shareholder that, as at the date of this Agreement:
(a)neither it, nor any of its Affiliates, nor any of their respective directors, officers or employees:
(i)is a Restricted Person, or has engaged in conduct that could result in it becoming a Restricted Person;
(ii)engages in any trade, business or other activities with a Restricted Person; or

(iii)is or has been the subject of any claim or investigation by any Competent Authority or any person regarding any offence or alleged offence under any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, and no such claim has been threatened or is pending and there are no circumstances reasonably likely to give rise to any such claim;
(b)none of its directors, officers or employees is a Government Official, and no Government Official has any legal or beneficial interest in this Agreement or in any payments to be made under it; and
(c)to the extent related to the matters contemplated by this Agreement, the Shareholder and its Affiliates are in compliance in all material respects with all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
2.Covenants of the Company and Shareholders
(a)The Company shall and, to the extent related to the Company and the matters contemplated by this Agreement, each Shareholder shall (and shall procure that its Affiliates shall) comply with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(b)The Company shall, and the Shareholders shall procure that the Company shall, adopt policies to mitigate risk in relation to and ensure compliance by the Company and its Subsidiaries with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
3.Remedies for breach
(a)If a Shareholder has reasonable grounds to believe there has been a breach, or is likely to be a prospective breach, of the terms of clause 26.2 by it or by another party, that Shareholder shall inform the other Shareholders as quickly, and in as much detail, as possible.
(b)Each Shareholder undertakes that it will from time to time, at the reasonable request of any other Shareholder, confirm in writing that it has complied with its undertakings under clause 26.2 and will provide any information reasonably requested by the requesting Shareholder in support of that compliance.
(c)Each Shareholder agrees that it will indemnify the other Shareholders and their respective Affiliates for any Losses incurred as a result of any breach by it of this clause 26.
27.Tax matters
1.The Shareholders agree that the economic burden for corporate income tax and Zakat on the Company collectively shall fall on all the Shareholders pro rata to each Shareholder's respective Equity Proportion. This shall apply to corporate income tax and Zakat arising both at the level of the Company and its Subsidiaries.

2.Each Shareholder hereby authorises the Company to file an annual corporate income tax and Zakat return and pay to the ZATCA the Kingdom income tax or the Zakat for which the Company is responsible.
3.The Board shall procure the preparation by an appropriate Tax consulting firm (selected by the Board) of all Tax (including Zakat) returns required to be prepared and filed or submitted by the Company under applicable Law. The Board shall submit or cause the submission of such annual returns to the Shareholders at least thirty (30) calendar days prior to submission to the ZATCA (or any other relevant Tax Authority) in draft form (translated into English) for their review and unanimous approval, and after receiving such approval in connection with its contents and not its form, which the Parties acknowledge is a standard form provided by the relevant Tax Authority, shall file or cause the filing of such Tax (including Zakat) returns in a timely manner and shall furnish or cause to be furnished to the Shareholders all necessary information concerning the Shareholders’ distributive share of the Company items shown on the Company’s annual Tax (including Zakat) returns to enable the Shareholders to prepare their own Tax (including Zakat) returns, as applicable, with such information for each Financial Year to be furnished to the Shareholders as promptly as practicable in the next year.
4.The Shareholders agree that each Shareholder shall bear the cost of any Kingdom withholding tax imposed on any payments made to it by the Company, without any gross-up or reimbursement of such payment by the Company to cover this cost, in connection with a distribution of profit or any other payments pursuant to this or any other agreements. The Company may withhold from any payments to be made to such Shareholder by the Company applicable withholding tax for which such Shareholder is responsible, and each Shareholder, as applicable, shall promptly pay the Company for payment to the ZATCA (or any other Tax Authority) any additional amounts required to cover any withholding tax for which such Shareholder is responsible.
5.Each Shareholder shall be responsible for the settlement of tax on any capital gain derived from its divestment of interest in the Company. Such Shareholder hereby agrees to indemnify and hold harmless the Company for any tax, penalty, cost or expense suffered by the Company as a result thereof.
6.The Parties shall procure that the Company shall comply with any reasonable requests for information made to meet the reporting obligations of each Shareholder and any of their Affiliates imposed by any regulatory authority. The Company shall provide support to each Shareholder as may be reasonably required in relation to their tax affairs. The Shareholders, requesting such support, shall be responsible for and shall reimburse the Company for any third-party costs incurred in providing such support.
7.Each Shareholder shall use all reasonable endeavours to cooperate fully and in good faith with the other Shareholders to ensure that the tax impact on each Shareholder arising from the Company’s operations is minimized to the fullest permissible under applicable Law.
8.To the extent that any portion of the Company’s wealth or profits are assessed with, or exempted from Tax and/or Zakat due to the status of a Shareholder (or status of such Shareholder’s ultimate owners), the burden of such assessed Tax and/or Zakat (or the benefit of such exemption from the same) shall be allocated solely to such Shareholder and shall be deducted or adjusted from such Shareholder’s share of any dividend in the Company. For the avoidance of doubt, any and all corporate income tax or Zakat obligations, withholdings, payments or assessments against the Company or a Shareholder that are due to the status of such Shareholder (or status of such Shareholder’s ultimate owners) shall be solely for the account of such Shareholder, and such Shareholder hereby agrees to indemnify and hold harmless the Company and the other Shareholders and their respective Affiliates and the trustees, officers, employees, members and owners of each of them for any loss, claim, cost, expense or damage suffered by any of them as a result of any such obligations, withholdings, payments or assessments.
28.Conflict with the Articles
1.If there is any conflict, ambiguity or inconsistency between this Agreement and the provisions of the Articles or the constitutional documents of the Company:
(a)this Agreement shall prevail; and
(b)the Shareholders shall exercise all voting and other rights and powers available to them to give effect to this Agreement.
2.The Company is not bound by clause 28.1.
29.Remedies
1.Reasonable pre-estimate of loss
The Parties, being sophisticated commercial parties properly advised and of comparable bargaining power, agree that the remedies set out in clause 20 represent proportionate remedies imposed to protect the Party's legitimate business interests and do not constitute a penalty.
2.Rights cumulative
The rights and remedies of each party under this Agreement are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to its rights and remedies provided by Law.
3.Equitable relief
Without prejudice to any other rights or remedies that a party may have, the Parties acknowledge and agree that damages would not be an adequate remedy for any breach of clauses 22, 25 and 26 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under those clauses.
30.No partnership or agency
Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between any of the parties nor, except as may be expressly set out in it, constitute any party the agent of the others for any purpose.

31.Counterparts
1.This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts and each counterpart shall constitute an original of this Agreement but all of which together shall constitute one and the same instrument.
2.Electronic signatures and signatures sent by email attachment or electronically shall be valid and binding to the same extent as original signatures.
3.This Agreement shall not be effective until each party has executed at least one counterpart.
32.Further assurances
Each Party agrees (at its own cost) to perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) any further documents that may be required by law or as the other Parties may reasonably require to implement and/or give effect to this Agreement and the transactions contemplated by this Agreement.
33.Variation, waiver and consent
1.No variation or waiver of any provision or condition of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).
2.Unless expressly agreed, no variation or waiver of any provision or condition of this Agreement shall constitute a general variation or waiver of any provision or condition of this Agreement, nor shall it affect any rights, obligations or liabilities under this Agreement that have already accrued up to the date of variation or waiver, and the rights and obligations of the Parties under this Agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.
3.Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.
34.Entire agreement
This Agreement represents the whole and only agreement between the Parties in relation to the establishment and operation of the Business and supersede any previous agreement (whether written or oral) between all or any of the Parties in relation to the subject matter of any such document. Each Party agrees that in entering into this Agreement it does not rely on any oral or written representation or warranty that is not set out in this Agreement. Each Party agrees that its only liability in respect of those representations and warranties that are set out in this Agreement will be for breach of contract and waives all rights and remedies that may otherwise be available to it except that nothing in this clause limits or excludes any liability for fraud.

35.Notices
1.Form of notices
Save as otherwise provided in this Agreement, any notice, demand or other communication to be given by any party under, or in connection with, this Agreement shall be in writing in English and may be delivered by hand or courier or email to a Party as follows (or as set out in any Deed of Adherence delivered by a Party):

Party	Addresses
OFC
Address: Olayan Building, Al Ahsa Street, Al Malaz District, P.O. Box 8772, Riyadh 11492, Kingdom of Saudi Arabia
Email: j.bahnan@ofc.com
For the attention of: Legal Department
with a copy to: Yasser El Farissi (y.elfarissi@ofc.com)

LanzaTech
Address: 8045 Lamon Avenue, Suite 400, Skokie, IL 60077
Email: legalteam@lanzatech.com
For the attention of: Legal Department
with a copy to: Geoff Trukenbrod (geoff@lanzatech.com) and Omar El-Sharkawy (omar.el-sharkawy@lanzatech.com)

or at any such other address or email address notified for this purpose by one Party to the other Parties in accordance with the provisions of this clause 35).
2.Time of delivery
Any notice, demand or other communication is deemed to have been given:
(a)if delivered by hand or courier, on the date of delivery; or
(b)if sent by email, at the time of transmission by the sender (as recorded on the device from which the sender sent the email), provided in each case where delivery occurs on a day that is not a Business Day or after 5.30 pm on a Business Day, service shall be deemed to occur at 9.30 am on the next following Business Day and where service occurs before 9.30 am on a Business Day, service shall be deemed to occur at 9.30 am on that same Business Day.
3.Proof of service
In proving service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and delivered to the address shown thereon or that the email was properly addressed and transmitted by the sender's server into the network and there was no apparent error in the operation of the sender's email system, as the case may be.
4.Notices that must not be delivered by email alone

Any of the following notices must, if sent by email, also be delivered by another method set out in clause 35.1 (provided that the time of delivery shall be determined under clause 35.2 by reference to the time of delivery of the email notice):
(a)a Default Notice;
(b)any notice terminating or purporting to terminate this Agreement; and
(c)a notice of formal proceedings or in contemplation of formal proceedings.
36.Costs
Each of the Parties shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this Agreement and any other agreement incidental to or referred to in this Agreement.
37.Third party rights
The Contracts (Rights of Third Parties) Act 1999 does not apply to this Agreement and no person who is not a Party to this Agreement may enforce any provision of it.
38.Time not of the essence
Time shall not be of the essence of this Agreement, either as regards times, dates and periods specified in the Agreement or as regards any times, dates or periods that may by agreement between the Parties be substituted for any of them unless:
(a)time is expressly stated to be of the essence in relation to that obligation; or
(b)one Party fails to perform an obligation by the time specified in this Agreement and the other Parties serve a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.
39.Severability
(a)Each provision of this Agreement is severable and distinct from the others. If any provision of this Agreement is or becomes invalid, unenforceable or illegal, that provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but the remaining provisions of this Agreement shall continue in full force and effect to the fullest extent permitted by Law.
(b)Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable and the provision in question shall apply with any modification that may be necessary to make it valid or enforceable.

40.Assignment
1.Restrictions on assignment
No Party shall be entitled to transfer, assign, mortgage, charge, declare a trust of, sub-contract or deal in any other manner with any or all of its rights or obligations under this Agreement in whole or in part, other than under a transfer of Securities in accordance with the terms of this Agreement).
2.Assignments in breach
Any purported assignment or other dealing in breach of clause 40.1 shall be void and of no effect.
41.Governing law and dispute resolution
1.Governing law
The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by the Laws of England and Wales.
2.Dispute resolution
(a)In the event of a dispute between the Parties arising under or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination,), a Party shall first issue a notice in writing requesting a meeting with the other Party or Parties who are parties to such dispute, which may take place in person, or remotely, within 14 Business Days of receipt of such notice by all relevant Parties. Each such Party shall nominate a senior executive who shall meet to try to resolve the dispute.
(b)If the relevant dispute is not resolved within 30 Business Days of the date of the meeting convened between the nominated senior executives pursuant to clause 41.2(a), any Party to such dispute may refer such dispute to arbitration pursuant to clause 41.3.
3.Arbitration
(a)Any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any question regarding its formation, existence, validity, breach or termination, interpretation and including any dispute relating to any non-contractual obligations arising out of or in connection with the Agreement (a "Dispute"), shall be submitted to negotiation between representatives of the Parties involved in the Dispute.
(b)If any Dispute has not been resolved by such negotiation within sixty (60) Business Days from the date on which one (1) or more Parties to the Dispute receive written notification from another Party that a Dispute exists, then such Dispute shall be referred to and finally resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce ("ICC") as are in force as of the date of the notification of a Dispute (the "Rules") which Rules are deemed to be incorporated by reference into this clause 41.3.
(c)There shall be three (3) arbitrators. Each party to the Dispute shall nominate one arbitrator (as defined in the Rules) and a third arbitrator shall be nominated by the ICC.
(d)The seat or legal place of the arbitration proceedings shall be London, the United Kingdom, and the language of the arbitration shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.
(e)For the avoidance of doubt, the Parties agree that no Party shall have the right to apply or appeal to a court of another jurisdiction.
(f)The Shareholders expressly agree that, if there is more than one (1) claimant party and/or more than one (1) respondent party to the arbitration, clause 41.3(c) will apply, provided that the claimant parties shall jointly nominate one (1) arbitrator and the respondent parties shall jointly nominate one (1) arbitrator.
(g)The Parties agree to the consolidation of any two or more arbitrations commenced between them pursuant to this clause 41.3 into a single arbitration.
(h)The Parties agree that the documents which start any proceedings relating to a Dispute and any other document required to be served in relation to those proceedings may be served in accordance with clause 35.
(i)The provisions of this clause 41.3 are without prejudice to the Parties’ rights to apply to any competent judicial authority for interim or conservatory measures in aid or support of arbitration.
This document has been executed by the Parties as a deed at the end of the schedules and is delivered and takes effect on the date recorded on the first page.

Schedule 1
Corporate governance
Part A - Directors
11.Number of Directors
Unless otherwise agreed in writing by the Shareholders, the maximum number of Directors at all times during the term of this Agreement shall be four (4).
12.Appointment and removal of Directors and Chair
2.1The Shareholders shall be entitled to appoint, replace and remove the number of Directors provided for in clause 8.2 by notice to the Company and each other Shareholder, which, in the case of an appointment, shall be accompanied by a written consent from that person agreeing to act as a Director.
2.2OFC shall be entitled to appoint, replace and remove the Chair in accordance with clause 8.2(d) and shall do so by notice to the Company and each other Shareholder.
2.3In the event that:
(a)a Director is, or becomes, ineligible to be a Director under any applicable Law or Regulation any Shareholder may, upon becoming aware of the ineligibility, notify the Company and the other Shareholder of this. Upon receipt by the Company of this notification, that Director shall immediately cease to be a Director; and
(b)the number of Directors appointed by a Shareholder exceeds the number of Directors that the Shareholder is entitled to appoint under clause 8.2, the number of Directors appointed by that Shareholder will be automatically removed from office (on a last in, first out basis) as is necessary to ensure that the number of Directors appointed by that Shareholder equals the number of Directors that the Shareholder is entitled to appoint under clause 8.2.
2.4Each Shareholder shall take, and shall procure that the Company takes, all steps necessary to give effect to this paragraph 2, including those required to appoint or remove person(s) as Director(s).
13.No liability for loss of office
3.1In the event that a Director appointed by a Shareholder is removed from office in accordance with this Agreement, the appointing Shareholder shall procure that any such removal shall be without any liability to the Company or another Shareholder (in respect of fees, remuneration, wrongful or unfair dismissal, redundancy, compensation for loss of office or otherwise) and shall indemnify the other Shareholders and the Company on demand against all Losses that the other Shareholders or the Company may suffer or incur arising out of, or in connection with, the same.

14.Remuneration and expenses
The remuneration of Directors, if any, shall be determined and paid by their Appointing Shareholder and shall not be a Company expense including any expense incurred by such Director in the carrying out of his or her duties as a Director.
15.Alternates
5.1Each Director may by notice to the Company appoint and remove a person appointed as their alternate.
5.2Any alternate shall be entitled to receive notice of all meetings of the Board and to attend and vote at any meeting at which the Director appointing them is not personally present, and generally in the absence of their appointor to do all the things that their appointor is authorised or empowered to do.
5.3A Director, who is also an alternate, shall be entitled, in the absence of their appointor, to a separate vote on behalf of his appointor in addition to their own vote.
16.D&O Insurance
Each Shareholder shall maintain directors' and officers' liability insurance for the benefit of each of its appointed Director(s), with the insurance:
(a)on standard market terms from time to time or such other terms as the Board may determine;
(b)having an annual aggregate limit of not less than the Agreed Threshold per occurrence;
(c)provided by one or more insurers who each hold a financial rating of not less than A- from Standard & Poor's or an equivalent rating from an equivalent rating agency.
17.Directors' Indemnity
7.1The Shareholders shall procure that the Company shall indemnify each of the Directors against all costs and expenses reasonably incurred or paid by any of them in relation to any claim, dispute or other proceedings (or settlement thereof) in which they may become involved (whether as a party or otherwise) in their capacity as a director (or former director) of the Company.
7.2The Company shall not be required to make any payment under the indemnity in paragraph 7.1 where:
(a)the liability to the Company or their Shareholders has arisen as a result of the Director's wilful misconduct or gross negligence, as the case may be;
(b)the Director has not acted in good faith; or
(c)the indemnity is not permitted by applicable Law.
7.3The rights conferred by this paragraph 7:

(a)do not prejudice any rights to which any director of the Company may be entitled by Law;
(b)are unconditional and continuing;
(c)shall apply to indemnify the relevant person despite that person ceasing to hold any position in the Company; and
(d)are not to be taken to be wholly or partially discharged by payment of any amounts under this Agreement or by any other matter.
Part B - Meetings of Directors
11.Number of Board meetings
1.1Regular meetings of the Board shall be held no fewer than four (4) times per year.
1.2Any Director may call a meeting of the Board at any time.
12.Notice and agenda
2.1A Board meeting shall be convened on no less than ten (10) Business Days' notice to each Director (subject to clause 11.2), unless waived by each Director.
2.2Any notice of a Board meeting shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting.
2.3Each Director may add matters to the agenda before the meeting by at least five (5) Business Days' notice to the other Directors.
2.4No business shall be conducted at a meeting of the Board that is not included on the agenda, except with the consent of all the Directors.
2.5The agenda and all Board papers must be in English and, for third party facing resolutions, in both English and Arabic.
13.Location
3.1Board meetings shall be held at the Company's principal place of business in the Kingdom or such other place as the Board may from time to time determine.
3.2Each Shareholder shall procure, to the extent that it is lawfully able to do so, that the Company takes all such actions to ensure that the residency of the Directors and the physical attendance at meetings of the Board are consistent with best practices in order to ensure that the Company remains resident only in the Kingdom for Tax purposes.
14.Quorum
4.1The quorum for transacting business at any Board meeting shall be the majority of the appointed Directors at the relevant time provided that such majority must include at least one (1) OFC Director and one (1) LanzaTech Director (for so long as each of OFC or LanzaTech as the case may be has the right to appoint a Director) present when the relevant business is transacted.
4.2If a quorum is not present within thirty (30) minutes after the time appointed for the commencement of the relevant Board meeting or if during the meeting a quorum ceases to be present, the meeting shall be adjourned to the same time and place on the following Business Day, when the quorum shall be as set out in paragraph 4.1 above, and this paragraph 4.2 shall apply mutatis mutandis to such adjourned meeting.
4.3A Director shall be regarded as present for the purposes of a quorum if represented by an alternate.
4.4This paragraph 4.4 shall be subject to the provisions of clauses 11.2 and 20.3(a)(iv).
15.Telephone and electronic meetings
5.1Directors may attend Board meetings by telephone or by electronic communication, provided that each Director who participates in the meeting:
(a)is able to hear each of the other participating Directors addressing the meeting; and
(b)is able, if they so wish, to address each of the other participating Directors simultaneously.
5.2If a Board meeting is held it will be taken to be held:
(a)at the location where the largest group of participating Directors is present; or
(b)if no such group is readily identifiable, at the location of the Chair.
16.Voting
6.1Each Director shall have one vote and the Board shall decide on matters by simple majority vote unless a higher majority is required by this Agreement or by the Articles.
6.2A Director (or their alternate) who is present at a Board meeting may exercise, in addition to their own vote, the vote(s) of any other Director(s) (or their alternate) not present at the relevant meeting who was nominated to be a Director by the same Shareholder as the Director (or their alternate) who is present.
6.3This paragraph 6 shall be subject to the provisions of clauses 11.2 and 20.3(a)(iv).
17.Written resolutions
7.1A resolution in writing signed by all of the Directors who would be entitled to vote on the resolution at a duly convened meeting of the Board shall be as valid and effective for all purposes as a resolution passed by the Directors at a Board meeting.
7.2A written resolution may be proposed by the Company or by any Director, may consist of one or several documents executed as counterparts and may be circulated by e-mail.
7.3A written resolution shall be considered passed when the last Director signs, provided that each signature is obtained within fourteen (14) days of the date the Company or any Director initially circulated that resolution (the "Circulation Date"). If a written resolution has not been signed by all of the Directors who would be entitled to vote on the resolution at a duly convened meeting of the Board within fourteen (14) days of the Circulation Date, the written resolution will be considered not to have been passed.
18.Minutes
The minutes of a meeting of the Board shall be circulated to the Directors in draft for their approval following any meeting and, if approved, signed by the Chair.
19.Chair
9.1The Chair shall not have a second or casting vote.
110.Committees
10.1The Board may constitute and delegate such of its powers as it sees fit to one or more committees of Directors consisting of at least one Director appointed by each Shareholder that has appointed a Director.
10.2As soon as reasonably practicable following the date of this Agreement, the Shareholders may procure that the Board establish and thereafter maintains certain committees to be agreed which may include:
(a)an audit and risk committee;
(b)a regulatory committee; and
(c)a health, safety and environmental committee,
and each such committee shall make recommendations to the Board and otherwise perform their functions in accordance with their terms of reference from time to time.
10.3Any committee of the Board shall comply with to any regulations imposed on it by the Board.
10.4The provisions of Part B – Meetings of Directors of this Schedule 1 shall apply mutatis mutandis to meetings of any such committee, with each reference to the Board in those clauses being deemed to be a reference to that committee of the Board.
111.Conflicts of interest
Subject to applicable Law and provided that the Director has first disclosed to the Board the nature and extent of any relevant interest, a Director notwithstanding his office:
(a)may be a party to, or otherwise interested in, any transaction or arrangement with the Company, or in which the Company is otherwise interested;
(b)may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested including any Subsidiaries; and

(c)shall not, by reason of their office, be accountable to the Company for any benefit that they derive from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
112.Disclosure of information to appointing Shareholder
Subject to clause 11.4, applicable Law and the Disclosure Restrictions, a Director appointed at the nomination of a Shareholder shall be entitled to supply details of any business transacted at meetings of the Board, or any other board and/or committee of the Company, and any other information obtained by them in their capacity as a Director, to the Shareholder that nominated them and/or to that Shareholder's professional advisers but only on a confidential basis.
Part C - Management Team
11.Appointment of the Management Team
1.1The Management Team shall be appointed by the relevant Shareholder to the Company by notice to the Company and each other Shareholder (the relevant "Appointing Shareholder") as follows:
(a)the General Manager shall be pointed by LanzaTech; and
(b)the CFO shall be appointed by OFC.
1.2Following a notice from an Appointing Shareholder under paragraph 1.1, the Company shall procure the appointment of the relevant member of the Management Team as soon as reasonably practicable and in any case no later than thirty (30) days following receipt of the notice.
12.Removal of the Management Team
2.1An Appointing Shareholder may, by notice to the Company and each other Shareholder, require at any time in its discretion the removal of any member of the Management Team that it has the right to appoint.
2.2The Company may, and shall if it receives a notice from any Shareholder (copied to each other Shareholder) requiring it to do so, remove any member of the Management Team in the event that:
(a)that person acts in material breach of his or her contract of employment or engagement, the Company's policies or any other employment or contractual relation with the Company; or
(b)the Appointing Shareholder ceases to be a Shareholder.

2.3Following a notice under paragraph 2.1 or 2.2, the Company shall procure the removal of the relevant member of the Management Team as soon as reasonably practicable and in any case no later than 30 days following receipt of the notice.
2.4In the event that a member of the Management Team is removed pursuant to this paragraph 2.4, the Appointing Shareholder must appoint a replacement as soon as reasonably practicable and in any case no later than 60 days following the removal of such member.
13.Obligation to consult
No Shareholder may deliver a notice appointing or removing a member of the Management Team without reasonable prior consultation with each other Shareholder, save in the case of removal of a member of the Management Team for alleged fraud, negligence or misconduct.
14.Indemnity
Each Appointing Shareholder shall be responsible for and agrees to indemnify the other Shareholder and the Company on demand against all Losses that the other Shareholder or the Company may suffer or incur arising out of, or in connection with, any claim by a member of the Management Team appointed by it for wrongful or unfair dismissal or redundancy or other compensation payable in respect of their removal or loss of office in accordance with paragraph 2.1 or 2.2(b).
Part D - Shareholders' meetings
11.Meetings in accordance with Law and Articles
All meetings of the Shareholders shall take place in accordance with applicable Law and the Articles.
113.Number of meetings
Shareholder meetings shall take place with such frequency as may be determined by the Board and as required by applicable Law, provided that Shareholder meetings shall take place at least once in each Financial Year.
114.Location of meetings
All Shareholder meetings shall be held in at the Company's registered office (or at such other location as may, subject to paragraph 3.2 of Part B – Meetings of Directors of Schedule 1, be approved by the Shareholders).
115.Telephone and electronic meetings
15.1Shareholders may attend meetings by telephone or by electronic communication, provided that each Shareholder who participates in the meeting:
(a)is able to hear each of the other participating Shareholders addressing the meeting; and
(b)is able, if they so wish, to address each of the other participating Shareholders simultaneously.

15.2If a Shareholders' meeting is held it will be taken to be held:
(a)at the location where the largest group of participating Shareholders is present; or
(b)if no such group is readily identifiable, at the location of the chair.
116.Notice of meetings
16.1Any Shareholder(s) holding (whether individually or together) at least 25% of the Shares or the Board may convene a Shareholder meeting by notice in writing to all of the Shareholders given in accordance with the Articles.
16.2A Shareholder meeting shall be convened on no less than twenty one (21) days' notice to each Shareholder (subject to clause 11.2), unless waived by each Shareholder.
16.3Any notice of a Shareholder meeting shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting.
16.4Each Shareholder may add matters to the agenda before the meeting by at least five (5) Business Days' notice to the other Shareholders.]
16.5No business shall be conducted at a meeting of the Shareholders that is not included on the agenda, except with the consent of all the Shareholders.
16.6Proceedings of Shareholder meetings and all papers, minutes and notices shall be in English or, for third party facing resolutions, in both English and Arabic.
117.Quorum
17.1No business shall be transacted at any Shareholder meeting unless a quorum is present at the time when the meeting proceeds to business and remains present during the transaction of business.
17.2Subject to paragraph 6.3 and clause 20.3, a quorum shall exist at any portion of a Shareholder meeting of Shareholders holding, in aggregate, not less than 75% of the Shares are present in person or by proxy.
17.3If a quorum is not present at a Shareholder meeting within thirty (30) minutes from the time specified for the Shareholder meeting, or if during the meeting a quorum is no longer present, the meeting shall be adjourned for at least five (5), but no more than ten (10), Business Days (excluding the date of the original meeting and the date of the adjourned meeting) to the same place and time of day, when the quorum (for that adjourned meeting only) shall be the presence of the Shareholders holding, in aggregate, not less than 51% of the Shares.
118.Voting
Decisions at Shareholder meetings shall be determined by a simple majority of votes cast on a poll (except as otherwise required by this Agreement or the Articles or by applicable Law). The Chair shall not have a vote at any Shareholder meeting.

119.Chair
19.1The Chair of the Board shall be the chair of all Shareholders' meetings.
19.2In the absence of the Chair from any Shareholders' meeting, the Shareholder who appointed the Chair may appoint any Director to act as Chair for purposes of the meeting.
120.Written resolutions
20.1The Shareholders may pass a resolution without a Shareholder meeting being held if all of the Shareholders entitled to vote on the resolution sign a document stating that they are in favour of the resolution set out in the document.
20.2A written resolution may consist of one or several documents executed as counterparts and may be circulated by e-mail.
20.3A written resolution shall be considered passed when the last Shareholder signs, provided that each signature is obtained within fourteen (14) days of the date the Company initially circulated that resolution.
121.Minutes
The minutes of a meeting of the Shareholders shall be circulated to the Shareholders following any meeting.

Schedule 2
Reserved Matters
11.Interpretation
1.1Each Reserved Matter shall be deemed to include the entry into of any agreement or arrangement to do with that Reserved Matter, other than an agreement to do so that is conditional on approval by the Shareholders in accordance with this Agreement.
1.2In this Schedule, unless expressly provided to the contrary, any reference to the Company or the Board shall be deemed to include a reference to each Subsidiary or its board (as applicable), so that each of the Reserved Matters listed in this Schedule shall be deemed to apply mutatis mutandis to each Subsidiary, provided that such Reserved Matters shall only apply to the extent that the Company has a right (whether by virtue of holding (directly or indirectly) voting rights, under the relevant shareholder arrangements of such Subsidiary, or otherwise) to approve or consent to (or procure the approval or consent to) the relevant matter in respect of such Subsidiary.
12.Reserved Matters

#	Reserved Matter
Corporate
1	Any amendment to the Articles or other constitutional documents of the Company.
2
Any change in the issued share capital of the Company or the creation of any options or rights to subscribe for, acquire or convert any instrument into, Securities, other than in accordance with clause 15.3 and Schedule 3.

3
The request by the Company for any funding which is not expressly provided for in the Budget or Business Plan, or requested in connection with an Emergency Funding Event in accordance with clause 15.3 and Schedule 3.

4	The redemption, purchase, reorganisation, consolidation, sub-division, cancellation or conversion of any of Securities of the Company or a change in any of the rights attaching to any Securities, other than the redemption of Shares on a pro-rata basis in accordance with the Shareholders Equity Proportions consistent with the Distribution Policy.
5	Any change to the name or trading name of the Company.
6	Any change in the number of, or method of designating, the Board.
7	The appointment or removal of the Company's auditors.
8	Any alteration to the Company's accounting reference date or, other than as required by applicable Law, the Accounting Standards.

Carrying on of Business
9	Any material change in the nature or geographical scope of the Business or any decision to commence any Business in any of the Broader Territories.
10	The approval or amendment of the Budget or the Business Plan.
11	The cessation of any business operation of the Company, save as expressly provided in the Business Plan.
12	The decision to pursue and enter into any (i) Direct Project Investment; or (ii) Technology Licence Transaction, by the Company or, in the case of Technology Licensing Transactions, the relevant Shareholder (or its relevant Affiliate(s)).
13	The equity structure (including the identity of any third party investor) of any Equity Project SPV.
Accounting and financial
14	The declaration or payment by the Company of any dividend or other distribution whether in cash or in specie, other than a distribution of cash in accordance with the Distribution Policy.
15	The adoption of any distribution policy other than the Distribution Policy and any amendment to or replacement of the Distribution Policy.
Financing arrangements
16	The entry into, amendment or early repayment of any borrowing of the Company, or refinancing of the same, in each case in excess of the Agreed Threshold.
17
The issue by the Company of any debenture or loan stock (other than other than in accordance with clause 15.3 and Schedule 3) (whether secured or unsecured) or the creation of any Encumbrance over any of the Company's material assets.

18	Other than in the ordinary course of business, the making of any loan by the Company or the creation, renewal or extension of any lending by the Company in each case in excess of the Agreed Threshold.
19	The giving by the Company of any guarantee or indemnity
20	The disposal or creation of any security interest over any book debts of the Company or the entry into of any invoice discounting arrangements.
Acquisitions and disposals
21	Any arrangement for the disposal by the Company of the whole or substantially the whole of its assets or undertaking.

22	The participation in, or termination of any participation in, by the Company of any partnership, profit sharing arrangement or joint venture.
23	The incorporation or formation of any subsidiary undertaking of the Company.
24
Other than in the ordinary course of business, the assignment, sale or disposal of any asset or related group of assets of the Company (whether by a single transaction or series of transactions) having a book value in excess of the Agreed Threshold in aggregate.

25	The acquisition of any asset or related group of assets by the Company (whether by a single transaction or series of transactions) having a book value in excess of the Agreed Threshold in aggregate.
Material Agreements
26
The entry into, amendment, assignment or termination of any contract of a long term, onerous or unusual nature, or the assumption of any material liability otherwise than in the ordinary course of business.

27	The entry into and the terms of any (i) Related Party Transaction (ii) any agreement in respect of the governance and shareholder arrangements with respect to an Equity Project SPV.
28	The entry into any agreement that may result in any material change in the nature or scope of the operations of the Company.
29	The entry into of any contract that is reasonably likely to generate income or expenditure in excess of the Agreed Threshold in any twelve month period, or which otherwise cannot be terminated without penalty on less than three months’ notice.
30	The entry into of any commitment to incur any capital expenditure not otherwise expressly provided in the Budget or Capex Plan set out in the Business Plan.
Employment and Consultants
31	The appointment or termination of any member of the Management Team other than in accordance with Part C - Management Team of Schedule 1.
32	The decision to hire any employees.
33	The appointment, remuneration, compensation, transfer or dismissal of any consultants or any senior employees of the Company with remuneration in excess of the Agreed Threshold in a year.
Litigation

34
The commencement or discontinuation of the prosecution or defence of, or settlement of any litigation or arbitration proceedings or claim by the Company, in each case where the amount claimed exceeds the Agreed Threshold (except in respect of debt collection in the ordinary course of business or applying for or defending an interim injunction where it is not practicable to obtain consent).

Tax
35	The approval of, or any amendment to, or replacement of, the Company's Tax policy.
36	The lodging, filing or making of any material claim, disclaimer, surrender, election or consent by the Company.
37	Any act or the entry into any arrangement that may result in the Company being either resident for Tax purposes in a jurisdiction other than the United Kingdom or subject to Tax in such a jurisdiction.
Insolvency Events
38	The taking of any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, with an Insolvency Event of the Company.

Schedule 3
Shareholder financing and issue of Securities
Part A - General Provisions
11.Form of Securities to be issued
Where any Securities are to be issued under this Schedule 3, they shall be issued by the Company to the Shareholders and shall be:
(a)loans by the Shareholders to the Company; or
(b)if agreed by the Shareholders, another form of Securities.
12.Price for Offer Securities
The subscription price for any new Securities:
(a)that represent indebtedness, shall be the principal amount of the indebtedness; or
(b)otherwise, shall be a price per Security determined by the Board by reference to the aggregate amount of all capital that has been contributed to the Company by the Shareholders.
13.Terms of Shareholder loans
If any new Securities take the form of loans from the Shareholders to the Company, unless otherwise agreed by the Shareholders, each such loan shall be made on terms that shall include the following:
(a)an interest rate on arm's length terms to be determined by the Board, with interest to accrue yearly on the basis of a 365 day year, calculated daily and compounded monthly; and
(b)repayment to be made from any amount that would otherwise be available for distribution by the Company by way of dividend.
Part B - Issue of Securities
11.Application of this Part B
The provisions of this Part B – Issue of Securities of Schedule 3 shall apply to any proposed issue of Securities pursuant to clause 15.3(a).
12.Issue Notice
2.1The Board must give prior written notice of any proposed issue of Securities concurrently and in identical terms to each Shareholder (an "Issue Notice"), specifying:
(a)the total amount of funding that the Company proposes to raise as part of the issue (the "Funding Amount");
(b)the portion of the Funding Amount being requested from each Shareholder, which shall be its pro rata share (by Equity Proportion) of the total Funding Amount;

(c)the total number or amount of Securities to be issued (the "Offer Securities") and the terms of the relevant Securities;
(d)the number or amount of Offer Securities that each Shareholder is allocated based on its Entitlement;
(e)the subscription price for the Offer Securities, determined in accordance with Part A;
(f)the period during which the Shareholders must indicate whether or not they intend to subscribe for the Offer Securities, which must begin on the date of delivery of the Issue Notice and end no earlier than fifteen (15) days and no later than twenty (20) days after delivery of the Issue Notice, or in the case of Emergency Funding, no earlier than five (5) days and no later than ten (10) days after delivery of the Issue Notice (in each case, the "Issue Acceptance Period");
(g)the proposed date of issue of the Offer Securities, which shall be at least thirty (30) days following the date that the Shareholders receive the Issue Notice, or in the case of Emergency Funding, at least five (5) days a following the date that the Shareholders receive the Issue Notice (in each case, the "Funding Date"); and
(h)the payment terms for the Offer Securities, provided that the consideration must be payable in cash in SAR (unless all Shareholders agree otherwise).
2.2With respect to an Issue Notice in relation to Emergency Funding, the Securities shall be in the form of shareholder loans, unless otherwise unanimously agreed by the Shareholders.
2.3Where any proposed issue of Securities is the subject of a Reserved Matter, the Company shall not deliver an Issue Notice until such time as the Shareholders have duly approved such Reserved Matter in accordance with clause 9.
13.Subscription notice
3.1Each Shareholder shall give written notice to the Company and the Board within the Issue Acceptance Period specifying:
(a)the maximum number of Offer Securities for which the Shareholder wishes to subscribe (the "Subscribed Securities"), which may be less than or equal to its Entitlement; and
(b)whether the Subscribed Securities are to be issued to that Shareholder or one of its Permitted Transferees,
(a "Subscription Notice").
14.Issue of Offer Securities
On the Funding Date, each Shareholder who applied for its Entitlement or fewer Offer Securities (or its Permitted Transferee, if applicable) shall be allocated the number of Offer Securities for which it applied and shall make payment in accordance with the terms of the Issue Notice.

15.Shortfall Loan
5.1If any Shareholder (a "Non-Funding Shareholder"):
(a)does not deliver a Subscription Notice in accordance with paragraph 3 above in respect of all of its Entitlement; or
(b)delivers a Subscription Notice in accordance with paragraph 3 above but fails to fund its Subscribed Securities on the Funding Date, the other Shareholder (provided it is not also a Non-Funding Shareholder) or one of its Permitted Transferees (each a "Funding Shareholder") may advance a loan to the Company to cover the funding shortfall resulting from the Non-Funding Shareholder's failure to fund its full Entitlement (a "Funding Shortfall" and each such loan, a "Shortfall Loan").
5.2Any Shortfall Loan will bear interest at an annual rate equivalent to the Agreed Threshold, calculated daily and compounded monthly but shall otherwise on the terms set out in paragraph 3 of Part A above, save that any Shortfall Loan provided in respect of Emergency Funding shall be on identical terms to those set out in the relevant Issue Notice in respect of such Emergency Funding.
5.3The Non-Funding Shareholder responsible for the Funding Shortfall shall be entitled to repay any Shortfall Loans made in respect of that Funding Shortfall from any Funding Shareholder who advanced the applicable Shortfall Loan within twenty four (24) months (the "Cure Period") after that Shortfall Loan was advanced by paying to that Funding Shareholder:
(a)the principal amount of the Shortfall Loan that was advanced; plus
(b)all accrued but unpaid interest (for the avoidance of doubt, the payment of which shall discharge the Non-Funding Shareholder's obligation to pay the interest to the Funding Shareholder who advanced the applicable Shortfall Loan); plus
(c)any external third party expenses incurred by the Funding Shareholder in making the Shortfall Loan (including breakage and unwinding costs); plus
(d)any Tax payable by either party on the transfer of the Shortfall Loan.
5.4Should any Non-Funding Shareholder fail to repay any Shortfall Loan in accordance with paragraph 5.3 of this Part B – Issue of Securities of Schedule 3 by the date falling 6 months following the date on which the Shortfall Loan was advanced by the Funding Shareholder ("Expiry Date"):
(a)the interest rate of the outstanding Shortfall Loan will increase by 3% over and above the interest rate set out in paragraph 5.2 above; and
(b)such Non-Funding Shareholder shall be deemed to have directed the Company to pay its pro-rata entitlement to any Distribution declared or paid after the Expiry Date to such bank account as the Funding Shareholder may notify the Company up to the aggregate amount owed to the Funding Shareholder in respect to such Shortfall Loan as at the date of declaration of such Distribution (calculated on the basis of paragraph 5.3) as if the Non-Funding Shareholder were repaying the Funding Shareholder.
5.5At any time following the expiry of the Cure Period, any Funding Shareholder (a "Converting Shareholder") that has made a Shortfall Loan (which has not been repaid in full pursuant to clause 5.4) may elect by sending notice to each other Party (a "Conversion Notice") to convert all or any portion of the outstanding principal and unpaid interest on its Shortfall Loan into Shares, such Shares to be issued at the then current Market Value of the Company as determined in accordance with Schedule 5.
5.6In the event the Converting Shareholder wishes to convert the Shortfall Loan in accordance with paragraph 5.4(b) above then, following a Conversion Notice, the Company shall convert the relevant portion of the Shortfall Loan referred to in the Conversion Notice into Shares by issuing the number of Shares (at its election) equivalent in value to the principal amount of the outstanding Shortfall Loan plus all accrued but unpaid interest.

Schedule 4
Pre-emption rights
5.1Where clause 19 applies, the Transferring Shareholder must first give a written notice to each other Shareholder (together, the "Non-Transferring Shareholders"), copied to the Company (the "Sale Notice"), specifying:
(a)details of the proposed Transferee (the "Proposed Transferee");
(b)the number of Securities that the Transferring Shareholder wishes to sell (which must be all, and not some only, of its Securities unless prior written consent has been given for a partial transfer pursuant to clause 17.2) (the "Sale Securities");
(c)the price at which the Transferring Shareholder proposes to transfer those Sale Securities, which must be a cash price in SAR and may not include any non-cash, deferred or contingent consideration (the "Asking Price");
(d)details of the other terms and conditions of the proposed sale;
(e)the Entitlement of each Non-Transferring Shareholder;
(f)a statement that the Sale Notice is an offer to sell the Sale Securities to each Non-Transferring Shareholder;
(g)the period during which the offer set out in the Sale Notice may be accepted, which must begin on the date of delivery of the Sale Notice end no earlier than thirty (30) days after delivery of the Sale Notice (the "ROFR Acceptance Period"); and
(h)details of the bank account to which each Non-Transferring Shareholder should transfer any purchase price due from it in respect of the Sale Securities allocated to it.
5.2A Non-Transferring Shareholder may accept the offer contained in the Sale Notice by giving written notice to the Transferring Shareholder and to the Company within the ROFR Acceptance Period specifying:
(a)the maximum number of Sale Securities that the Non-Transferring Shareholder (each, an "Accepting Shareholder") wishes to acquire (the "Accepted Securities"), which may be more than, less than or equal to its Entitlement; and
(b)whether the Sale Securities are to be transferred to that Shareholder or to a Permitted Transferee,
(a "ROFR Acceptance Notice").
5.3If ROFR Acceptance Notices are received within the ROFR Acceptance Period in respect of:
(a)all (or more than all) of the Sale Securities, paragraph 1.4 shall apply;
(b)some but not all of the Sale Securities, paragraph 1.5 shall apply; or
(c)none of the Sale Securities, paragraph 1.6 shall apply.

5.4Where paragraph 1.3(a) applies, the Transferring Shareholder shall sell, and the Accepting Shareholder(s) shall purchase, the Sale Securities, allocated as follows:
(a)each Accepting Shareholder (or its Permitted Transferee, if applicable) who applied for its Entitlement or fewer Sale Securities shall be allocated the number of Sale Securities for which it applied; and
(b)each Accepting Shareholder who applied for more than its Entitlement (or its Permitted Transferee, if applicable) shall be allocated:
(i)its Entitlement, plus
(ii)the remainder of any additional Accepted Securities; provided that, if there are more Accepted Securities than Sale Securities, the Accepted Securities in excess of each Accepting Shareholder's Entitlement shall be allocated proportionately to their respective Equity Proportions; provided further that no Accepting Shareholder shall be required to accept more Sale Securities than it has applied for.
5.5Where paragraph 1.3(b) applies, the Transferring Shareholder may elect either to:
(a)sell:
(i)the Accepted Securities to the relevant Accepting Shareholder(s), in which case the Accepting Shareholder(s) (or their Permitted Transferees, if applicable) shall purchase those Accepted Securities; and
(ii)any Sale Securities that are not Accepted Securities to the Proposed Transferee; or
(b)sell all of the Sale Securities to the Proposed Transferee.
5.6Where paragraph 1.3(c) applies, the Transferring Shareholder may sell the Sale Securities to the Proposed Transferee in accordance with paragraph 2 below.
5.7Any Sale Notice and any ROFR Acceptance Notice shall be irrevocable.
16.Completion of Sales to the Proposed Transferee
6.1Any sale of Sale Securities to the Proposed Transferee pursuant to paragraphs 1.4 to 1.6 shall be at the Asking Price and otherwise on the terms set out in the ROFR Notice, provided that:
(a)a binding agreement in respect of any such sale is entered into within thirty (30) days of the last day of the ROFR Acceptance Period; and
(b)the sale completes within a further thirty (30) days or, if later, thirty (30) days after the receipt of all Mandatory Consents, provided that that date is no later than one hundred and eighty (180) days after the last day of the ROFR Acceptance Period, failing which, the Transferring Shareholder's right to sell the Sale Securities to the Proposed Transferee shall lapse and the Transferring Shareholder shall be required to comply with the right of first refusal process set out in paragraph 1 in respect of any sale of the Sale Securities.

17.Completion of Sales to Accepting Shareholder(s)
7.1Where the Transferring Shareholder is obliged to sell Sale Securities to any Accepting Shareholder (or its Permitted Transferee, if applicable) under paragraphs 1.4 or 1.5 above (a "Pre-Emption Sale"), that sale shall be on the following terms:
(a)conditional on receipt of any Mandatory Consents;
(b)at the Asking Price; and
(c)otherwise on the terms set out in the ROFR Notice.
7.2Completion of a Pre-Emption Sale shall take place on the later to occur of:
(a)sixty (60) days after the last day of the ROFR Acceptance Period; and
(b)twenty (20) days after the receipt of any Mandatory Consents, provided that that date is no later than one hundred and eighty (180) days after the last day of the ROFR Acceptance Period,
(a)or any earlier date that the relevant parties to the sale may agree.
7.3If any Mandatory Consent for a Pre-Emption Sale is refused or not given by the date set out in paragraph 3.2(b):
(a)the Transferring Shareholder shall send to each Non-Transferring Shareholder a Sale Notice in respect of the Sale Securities that were to be the subject of the Pre-Emption Sale; and
(b)thereafter, the Parties shall comply with the process set out in this Schedule 4 in respect of those Sale Securities,
(b)provided that:
(i)the Sale Notice shall not be sent to the Accepting Shareholder in respect of which the Mandatory Consent was refused or not given (the "Excluded Shareholder");
(ii)the Excluded Shareholder shall not be entitled to apply for any Sale Securities and shall have no Entitlement; and
(i)the Excluded Shareholder's Shares shall be disregarded for the purposes of calculating each other Non-Transferring Shareholder's Entitlement.

Schedule 5
Market Value
11.Definitions
In addition to those terms defined in clause 1.1, for the purposes of this Schedule 5 the following terms shall have the following meanings:
"Market Value" means, in relation to any Securities:
(a)the price agreed in accordance with paragraph 2.1 below; or
(b)failing agreement being reached under paragraph (a) above, the price determined by the Valuer in accordance with paragraph 2.4 below.
"Relevant Notice" means a Default Notice.
"Valuer" means:
(a)any one of Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers; or
(b)if none of the foregoing are willing or able to act, any other firm of chartered accountants with at least 25 partners with valuation experience of businesses that are similar to the Business, but excluding any firm that already acts or has acted in the last three years as auditor or accountant to any of the Shareholders or any person who Controls them.
12.Determination of Market Value
2.1From the date on which a Relevant Notice is given until the date that falls 15 Business Days thereafter, the Shareholders shall use their reasonable endeavours to agree the Market Value of the relevant Securities (the "Market Value Agreement Period").
2.2Failing agreement being reached in under paragraph 2.1 above, the Shareholders shall jointly engage the Valuer, on the terms set out in this paragraph 2 or on such terms as shall be agreed in writing by the Shareholders (which terms in any event shall include confirmation from the Valuer of its neutrality, independence and the absence of conflicts in acting), to determine the Market Value. In respect of both the selection of the Valuer and the acceptance of its terms of engagement, the Shareholders agree to co-operate and to act reasonably and expeditiously in order to secure the prompt appointment of the Valuer and no Shareholder may unreasonably (having regard, among other things, to the provisions of this paragraph 2) refuse its agreement to the selection of the Valuer or the terms proposed by the Valuer or by any other Shareholder.
2.3If the Shareholders have not engaged the Valuer within 15 Business Days of the expiry of the Market Value Agreement Period (or any longer period that the Shareholders may agree in writing), the Valuer shall be appointed, upon the joint application of the Shareholders to the President for the time being of the Institute of Chartered Accountants of England and Wales

(or any person for the time being performing the functions of that official), on terms agreed between the Valuer and that President (which shall include confirmation from the Valuer of its neutrality, independence and the absence of conflicts in acting).
2.4The Shareholders shall instruct the Valuer to determine the Market Value of the relevant Securities on the basis of an arm's length sale between a willing seller and a willing purchaser as at the date the Relevant Notice, and in determining the Market Value the Valuer shall be instructed in particular:
(a)to have regard to the rights and restrictions attached to the Securities in respect of income and capital but to disregard any other special rights or restrictions attached to the Securities (including those under this Agreement);
(b)to take into account whether the Securities represent a minority or a majority interest or will result in the acquisition of Control;
(c)at its discretion, to take into account the value of any bona fide offer that may have been received to purchase the Securities in question and if, in the preceding three months, there has been a third party investment in the Company or any share issue by the Company or any other third party valuation that has placed a value on the Company and (in the Valuer's opinion) there has been no material change in either the market or the Company since the date of the valuation, to take the valuation into account;
(d)if the Company is then carrying on the Business as a going concern, to assume that it will continue to do so;
(e)if applicable, to take into account any facts, matters, circumstances or consequences causing or resulting from any Event of Default;
(f)to use accounting principles, practices, methodologies and treatments consistent with the Accounting Standards in determining the relevant valuation;
(g)in the case of any Securities that represent indebtedness:
(i)where the Valuer believes that a market exists for those Securities, on the basis of the price the Valuer believes would be paid for the relevant Securities in a sale between a willing seller and willing purchaser; and
(ii)otherwise, on the basis of the net present value as at the date of determination of their principal amount and accrued and unpaid interest, discounted to take into account credit risk;
(h)at its discretion, to obtain professional valuations in respect of any of the Company's assets;
(i)the Market Value must be in SAR; and
(j)that the Market Value of the relevant Securities must be a single number and not a range and must be set out in writing addressed to each Shareholder, with a copy to the Company.

2.5The Valuer shall act in the capacity of an expert and not an arbitrator, and its determination shall (in the absence of fraud or manifest error) be final and binding on the Shareholders and not subject to appeal.
13.Process and timeline
3.1The Shareholders shall instruct the Valuer to deliver its determination as soon as reasonably practicable and in any event within 60 days of its appointment.
3.2No later than 7 days following the Valuer's appointment, the Company shall deliver to the Shareholders and the Valuer:
(a)the latest audited accounts of the Company;
(b)the latest unaudited consolidated management accounts of the Company;
(c)a copy of the applicable Business Plan and Budget; and
(d)a disclosure letter disclosing all material liabilities of the Company not included in the accounts provided pursuant to the above.
3.3Each Shareholder may, within 21 days of the Valuer's appointment, make written submissions and send documents to the Valuer, copied to each other Party.
3.4Each Party shall promptly provide the Valuer with all information and cooperation reasonably requested in connection with the determination of Market Value.
3.5Save as expressly set out in this Schedule 5, the Valuer shall decide the procedure to be followed in their determination in consultation with the Shareholders.
14.Costs
4.1The Valuer shall determine how and by whom the costs of the determination, including the fees and expenses of the Valuer (but excluding the Shareholders' own costs which shall be borne by the relevant Shareholder or Shareholders incurring those costs), are to be paid.
4.2Pending the Valuer's decision as to the costs of the determination, the costs shall be borne by all Shareholders, pro rata to their Equity Proportions.

Schedule 6
Disposals and issues of Securities
11.Terms of transfers
1.1Any transfer of Securities (other than pursuant to clause 18.1(a)(i)) shall be on terms that those Securities:
(a)are transferred with full legal and beneficial title free from all Encumbrances; and
(b)are transferred with the benefit of all rights attaching to them as at the date of the agreement to sell or transfer the Securities.
12.Deed of Adherence
2.1No Transferring Shareholder may Dispose of Securities nor may the Company issue any Securities to any person, in each case other than an existing Shareholder, unless the relevant Transferee or subscriber for Securities (the "New Holder") has entered into a Deed of Adherence.
2.2Following the execution of a Deed of Adherence by a New Holder:
(a)the New Holder shall have the rights and obligations of a Shareholder and shall be a party to this Agreement; and
(b)in the case of a transfer, if the Transferring Shareholder ceases to hold any Securities, the Transferring Shareholder shall no longer be a party to this Agreement and shall not have any rights or obligations under this Agreement, subject to clause 24.3 and any accrued rights or liabilities.
13.Prohibited Persons and KYC
3.1No Transferring Shareholder may Dispose of Securities nor may the Company issue any Securities to any New Holder, in each case other than an existing Shareholder, unless:
(a)the proposed New Holder is not a Prohibited Person; and
(b)the Transferring Shareholder and the New Holder have complied with each other Party's reasonable know-your-customer processes.
14.Mandatory Consents
4.1No Transferring Shareholder may Dispose of Securities nor may the Company issue any Securities to any person unless all Mandatory Consents for the Disposal or issue have been obtained by the New Holder.
4.2Each Party shall use its reasonable endeavours to assist the proposed New Holder in obtaining those Mandatory Consents, including:
(a)providing and/or procuring that the Company provide to the proposed New Holder (or, where appropriate, to the proposed New Holder's external counsel on a counsel-to-counsel basis) all information (on a confidential basis) reasonably required to enable the proposed New Holder to determine which Mandatory Consents are required in connection with the Disposal; and
(b)ensuring that all information reasonably required for making (or responding to any requests for further information following) any notification, submission, communication or filing in connection with the seeking of the Mandatory Consent is available (on a confidential basis) to the person (or, where appropriate, that person's external counsel on a counsel-to-counsel basis) required to obtain the Mandatory Consent or who is dealing with the notification, submission, communication or filing, and is accurately and promptly provided upon request.
4.3In obtaining any Mandatory Consent (or satisfying any condition to a Mandatory Consent):
(a)no Party shall be required to incur any material expense, incur any material obligation, commence any legal proceedings, or offer or grant any accommodation (financial or otherwise) to any third party in order to procure the Mandatory Consent (other than the ordinary expenses of its advisors or representatives);
(b)no Party is required to take any action or agree to take any action if the action would, in the reasonable opinion of each such Party, have an adverse effect on the business of that Party or its Affiliates or on the benefit or rights of that Party under this Agreement; and
(c)no Party required to initiate or participate in any proceedings against a Competent Authority.
15.Approval
Where relevant, the Directors shall promptly register any Disposal or issue of Securities permitted or required by this Agreement and each Shareholder shall procure that each Director appointed by it shall comply with this obligation.
16.Issues or Disposals in breach
6.1Any purported Disposal or issue of Securities in breach of this Agreement shall be void and of no effect and shall not operate to transfer or grant any interest to the proposed New Holder.
6.2Each Party shall take all necessary action to ensure that only Disposals or issues of Securities made in accordance with this Agreement are entered in the commercial register of the Company (if applicable).
17.Further assurance
Each Party shall do all things and carry out all acts that are reasonably necessary to effect any Disposal or issue of any Securities permitted under the terms of this Agreement in a timely fashion.
18.Return of documents, etc.
8.1On ceasing to be a Shareholder (except in circumstances where an Affiliate of the exiting Shareholder remains a Shareholder), a Shareholder must (and must procure that each of its Representatives, Affiliates and their Representatives does):

(a)return to the Company or destroy (at its election) all documents containing Confidential Information; and
(b)to the extent reasonably practicable, remove from electronic storage all Confidential Information, including that information combined with any other information.
8.2Notwithstanding paragraph 8.1, a Shareholder may retain any Confidential Information:
(a)it is required to retain by applicable Law, rule or Regulation, including the rules of an applicable professional body or by its bona fide internal compliance or audit policies and procedures; or
(b)contained in any electronic file created pursuant to any routine backup or archiving procedure so long as that file is not generally accessible beyond the need for disaster recovery or similar operations, provided that any such Confidential Information is kept strictly private and confidential in accordance with the terms of this Agreement.
19.Loans, borrowings, guarantees and indemnities
9.1Any Disposal of Securities may not be completed unless all guarantees, indemnities, security or other comfort given by the Transferring Shareholder to or in respect of the Company or the Business are replaced by the Transferee at or before completion in respect of the Securities that it will acquire in accordance with their terms, and the Transferee shall use all reasonable endeavours to procure the same.
9.2Upon a Disposal of all the Securities held by a Shareholder all outstanding loans, borrowings and indebtedness in the nature of borrowings owed by that Transferring Shareholder to the Company shall be repaid at or before completion of the Disposal.

Schedule 7
Deed of Adherence
THIS DEED is made and delivered on [insert date]
BY [insert name] of [insert address] [(the "New Shareholder")]
WHEREAS:
A.On [insert date], [insert name of original party] and [insert name of original party] entered into a shareholders' agreement governing their relationship as shareholders [in [insert name] (the "Company")] (such agreement as amended, supplemented or novated from time to time, the "Shareholders' Agreement").
B.[The New Shareholder proposes to [acquire]/[subscribe for] [insert number, par value and class] [Shares] (the "Acquired Securities") in the Company [from [insert name of transferring shareholder] (the "Transferring Shareholder")]
C.* [The New Shareholder is a Permitted Transferee of the Transferring Shareholder.]
D.This Deed is entered into in compliance with paragraph 2 of Schedule 6 of the Shareholders' Agreement.
NOW THIS DEED WITNESSES as follows:
1.Capitalised terms used in this Deed but not defined have the same meaning as in the Shareholders' Agreement.
2.The [New Shareholder] undertakes to:
(a)the parties to the Shareholders' Agreement as at the date of the Shareholders' Agreement; and
(b)any other person or persons who have or may become parties to the Shareholders' Agreement, to be bound by and comply in all respects with the Shareholders' Agreement, and to assume the benefits of the Shareholders' Agreement, as if the [New Shareholder][Company] had executed the Shareholders' Agreement as [a Shareholder][the Company] and was named as a party to it [in respect of the Acquired Securities] * [and was named as a party to it jointly with the Transferring Shareholder in respect of the Acquired Securities].
3.* [The New Shareholder hereby irrevocably appoints the Transferring Shareholder as its attorney and agent in relation to the Acquired Securities for all purposes set out in clause 18.4 (Partial transfers) of the Shareholders' Agreement and acknowledges and agrees that each other party to the Shareholders' Agreement may rely on the same.]
4.[The New Shareholder warrants and undertakes to the Company and to the other Shareholder(s) in the terms set out in clause 23 (Warranties) and clause 26.1 (Warranties of the Shareholders) of the Shareholders' Agreement, but so that those warranties shall be deemed to be given on the date of this Deed and shall be deemed to refer to this Deed as well as the Shareholders' Agreement.]
5.[The New Shareholder's details for the purpose of clause 35 (Notices) of the Shareholders' Agreement are as follows:
Address:        [insert address]
E-mail:            [insert e-mail address]
For the attention of    [insert name]]
6.The construction, validity and performance of this Deed and all non-contractual obligations arising from or connected with this Deed shall be governed by the laws of England.
7.The provisions of clause 41.2 (Dispute resolution) of the Shareholders' Agreement shall apply to this Deed.
8.[The New Shareholder confirms that it has irrevocably appointed [insert name of agent] of [insert address] as its agent to receive and acknowledge on its behalf service of any proceedings arising out of or in connection with this Deed or the Shareholders' Agreement in England and undertakes not to revoke the authority of that agent.]
9.The provisions of clause [●] to [●] shall apply to this Deed.]

IN WITNESS WHEREOF this Deed has been duly executed and delivered on the day and year first above written.

EXECUTED as a deed by [New Shareholder] acting by [insert name of director] in the presence of:	…………………………………
Director

…………………………………………….
Print name of witness: ……………………
Address:

Schedule 8
Call Option and Put Option
11.Defined Terms
In addition to those terms defined in clause 1.1, for the purposes of this Schedule 8 the following terms shall have the following meanings:
"Call Option" means the call option set out in paragraph 3.2.
"Exit Price" means, in respect of Securities sold pursuant to:
(a)the Call Option, 90% of Market Value; or
(b)the Put Option, 110% of Market Value.
"Option Period" means the period beginning on the Business Day following the date on which all Shareholders are notified of the determination of Market Value in accordance with paragraph 2 and Schedule 5 and ending thirty (30) days thereafter.
"Put Option" means the put option set out in paragraph 5.2.
12.Determination of Market Value
(a)Following the delivery of a Default Notice, the Parties shall procure that the Market Value of the Defaulting Shareholder's Securities be determined in accordance with Schedule 5.
(b)Within ten (10) Business Days of the determination of the Market Value in accordance with paragraph 2(a) above, the Non-Defaulting Shareholder shall notify the Defaulting Shareholder whether it wishes to pursue the Call Option or the Put Option; provided that, if no such notice is delivered, the Non-Defaulting Shareholder shall be deemed to have notified the Defaulting Shareholder that it wishes to pursue the Call Option.
13.Call Option
3.1This paragraph 3 and paragraph 4 applies where the Non-Defaulting Shareholder notifies (or is deemed to have notified) that it wishes to pursue the Call Option pursuant to paragraph 2(b) above.
3.2In consideration of the grant of the Put Option, each Defaulting Shareholder grants to each Non-Defaulting Shareholder an option to purchase the Defaulting Shareholder's Securities on the terms of this paragraph 3 and paragraph 4 (the "Call Option").
3.3During the Option Period, a Non-Defaulting Shareholder (a "Calling Shareholder") may give written notice to each other Shareholder and to the Company specifying:
(a)the maximum number of the Defaulting Shareholder's Securities that the Non-Defaulting Shareholder wishes to acquire (the "Called Securities") at the Exit Price, which may be more than, less than or equal to, its Entitlement; and

(b)whether the Called Securities are to be issued to that Shareholder or one of its Permitted Transferees,
(a "Call Notice").
3.4If Call Notices are received within the Option Period in respect of all (and not some only) of the Defaulting Shareholder's Securities, the Transferring Shareholder shall sell, and the Calling Shareholders shall purchase, the Defaulting Shareholder's Securities, allocated as follows:
(a)each Calling Shareholder who applied for its Entitlement or fewer Securities or its Permitted Transferee, if applicable) shall be allocated the number of Securities it applied for; and
(b)each Calling Shareholder who applied for more than its Entitlement or its Permitted Transferee, if applicable) shall be allocated:
(i)its Entitlement, plus
(ii)the remainder of its Called Securities; provided that, if there are more Called Securities than offered Securities, the Called Securities in excess of each Calling Shareholder's Entitlement shall be allocated proportionately to its respective Equity Proportions; provided further that no Calling Shareholder shall be required to accept more Securities than it has applied for.
3.5Any Call Notice shall be irrevocable.
3.6If Call Notices are not delivered during the Option Period in respect of all of the Defaulting Shareholder's Securities, the Defaulting Shareholder shall not be obliged to sell any of its Securities pursuant to this paragraph.
14.Completion of Call Option sale
4.1Where the Defaulting Shareholder is obliged to sell its Securities to any Calling Shareholder or its Permitted Transferee, if applicable) under paragraph 3.4 above (a "Call Sale"), the sale shall be on the following terms:
(a)conditional on receipt of any Mandatory Consents; and
(b)at the Exit Price.
4.2Completion of a Call Sale shall take on the later of:
(a)sixty (60) days after the last day of the Option Period; and
(b)twenty (20) days after the receipt of any Mandatory Consents, provided that that date is no later than one hundred and eighty (180) days after the last day of the Option Period, or such earlier date as the relevant parties to the sale shall agree.

4.3If any Mandatory Consent for a Call Sale is refused or not given by the date set out in paragraph 4.2(b):
(a)the Securities that were to be the subject of the Call Sale shall be offered to each Non-Defaulting Shareholder other than the Calling Shareholder in respect of which the Mandatory Consent was refused or not given (the "Excluded Shareholder"), by a notice to be sent by the Excluded Shareholder to each other Shareholder and the Company; and
(b)thereafter, the Parties shall comply with the process set out in this Schedule 8 in respect of those Securities, with the Option Period being deemed to have commenced on the date of delivery of the notice in paragraph 4.3(a), provided that:
(i)the Excluded Shareholder shall not be entitled to apply for any such Securities and shall have no Entitlement; and
(ii)the Excluded Shareholder's Shares shall be disregarded for the purposes of calculating each other Non-Defaulting Shareholder's Entitlement.
15.Put Option
5.1This paragraph 5 and paragraph 6 apply where the Non-Defaulting Shareholder notifies that it wishes to pursue the Put Option pursuant to paragraph 2(b) above.
5.2In consideration of the grant of the Call Option, each Defaulting Shareholder grants to each Non-Defaulting Shareholder an option to sell the Defaulting Shareholder's Securities to the Non-Defaulting Shareholders on the terms of this paragraph 5 and paragraph 6 (the "Put Option").
5.3During the Option Period, a Non-Defaulting Shareholder (a "Putting Shareholder") may give written notice to each other Shareholder and to the Company specifying that it wishes to sell all (and not some only) of the Securities it and its Permitted Transferees hold (the "Put Securities") to the Defaulting Shareholder at the Exit Price (a "Put Notice").
5.4Any Put Notice shall be irrevocable.
16.Completion of Put Option sale
6.1Where the Defaulting Shareholder is obliged to acquire Put Securities from any Putting Shareholder and its Permitted Transferees under paragraph 5.2 above (a "Put Sale"), the sale shall be on the following terms:
(a)conditional on receipt of any Mandatory Consents; and
(b)at the Exit Price.
6.2Completion of a Put Sale shall take on the later of:
(a)sixty (60) days after the last day of the Option Period; and

(b)twenty (20) days after the receipt of any Mandatory Consents, provided that that date is no later than one hundred and eighty (180) days after the last day of the Option Period, or such earlier date as the relevant parties to the sale shall agree.
17.End of Restrictions in clause 20.3(a)
The restrictions set out in clause 20.3(a) shall cease to apply:
(a)at the end of the Option Period, if no Call Notice or Put Notice, as applicable is delivered;
(b)following completion of all Call Sales or Put Sales, as applicable.

Schedule 9
Company Deed of Adherence
THIS DEED is made and delivered on [insert date]
BY [insert name] of [insert address] [(the "Company")]
WHEREAS:
A.On [insert date], the Shareholders entered into a shareholders' agreement governing their relationship as shareholders in a limited liability company to be incorporated in the Kingdom (such agreement as amended, supplemented or novated from time to time, the "Shareholders' Agreement").
B.Pursuant to clause 3 of the Shareholders' Agreement, the Shareholders have incorporated the Company and the Company now wishes to accede and become a party to the Shareholders' Agreement in its capacity as the Company in accordance with clause 3.2(d) of the Shareholders' Agreement.
NOW THIS DEED WITNESSES as follows:
1.Capitalised terms used in this Deed but not defined have the same meaning as in the Shareholders' Agreement.
2.The Company undertakes to the Shareholders' as at the date of the Shareholders' Agreement to be bound by and comply in all respects with the Shareholders' Agreement, and to assume the benefits of the Shareholders' Agreement, as if the Company had executed the Shareholders' Agreement as the Company and was named as a Party to it.
3.[The Company's details for the purpose of clause 35 (Notices) of the Agreement are as follows:
Address:        [insert address]
E-mail:            [insert e-mail address]
For the attention of    [insert name]]
4.The construction, validity and performance of this Deed and all non-contractual obligations arising from or connected with this Deed shall be governed by the laws of England.
5.The provisions of clause 41.2 (Dispute resolution) of the Shareholders' Agreement shall apply to this Deed.
6.The provisions of clause [●] to [●] shall apply to this Deed.]

IN WITNESS WHEREOF this Deed has been duly executed and delivered on the day and year first above written.

EXECUTED as a deed by [Company] acting by [insert name of director] in the presence of:	…………………………………
Director

…………………………………………….
Print name of witness: ……………………
Address:

IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.

EXECUTED as a DEED by OLAYAN FINANCING COMPANY, acting by its authorised representative(s)
By	/s/ Saleh A. Alonzi
Name:	Saleh A. Alonzi
Title:	Authorized Legal Representative

EXECUTED as a DEED by LANZATECH, INC, acting by its by its authorised representative(s)
By	/s/ Jennifer Holmgren
Name:	Jennifer Holmgren
Title:	CEO